Exhibit 10.45

RECORDING REQUESTED BY AND

WHEN RECORDED MAIL TO:

Kennedy Covington Lobdell & Hickman, L.L.P.

214 North Tryon Street, Ste 4700

Charlotte, North Carolina  28202

Attn.:  Donnie E. Martin, Esq.

[SPACE ABOVE LINE FOR RECORDER’S USE ONLY]

FIRST LIEN DEED OF TRUST,

ASSIGNMENT OF RENTS AND LEASES,

SECURITY AGREEMENT AND

FIXTURE FILING

THIS DOCUMENT SERVES AS A FIXTURE FILING UNDER SECTION 9-502

OF THE CALIFORNIA UNIFORM COMMERCIAL CODE.

Grantor’s Organizational Identification Number:  CA-C2110879

Street Address of Property:  13222 Bloomfield Avenue, Norwalk, California  90650

This FIRST LIEN DEED OF TRUST, ASSIGNMENT OF RENTS AND LEASES, SECURITY AGREEMENT AND FIXTURE FILING (this “Deed of Trust”) is made as of August 8, 2007, by ALTA LOS ANGELES HOSPITALS, INC., a California corporation (the “Grantor”), as trustor, in favor of PRLAP, INC., as trustee (“Trustee”), for the benefit of BANK OF AMERICA, N.A., a national banking association, as beneficiary in its capacity as administrative agent (“Administrative Agent”) for the lenders (each, a “Lender” and collectively, “Lenders”) from time to time party to that certain First Lien Credit Agreement of even date herewith (the “Credit Agreement”) among Prospect Medical Group, Inc., a California professional corporation, and Prospect Medical Holdings, Inc., a Delaware corporation (collectively, “Borrowers”), Lenders and Administrative Agent.  Trustee is an affiliate of Administrative Agent.  The addresses for Grantor, Administrative Agent and Trustee are set forth at the end of this Deed of Trust.

STATEMENT OF PURPOSE

This Deed of Trust secures (i) (A) all “Guaranteed Obligations” of the Grantor under and as defined in that certain Continuing Guaranty (First Lien) of even date herewith made by the Grantor and certain other parties in favor of the Administrative Agent (as further amended, modified, renewed, replaced, restated, extended or reaffirmed from time to time, the “Guaranty”), pursuant to which Guaranty the Grantor has guaranteed the obligations of Borrowers (as defined herein) under the Credit Agreement and (B) all obligations of the Grantor under all of the Loan Documents (as defined herein); and (ii) the payment by the Grantor of all other sums, with interest thereon, advanced by the Administrative Agent to protect the security of this Deed of Trust.

The Administrative Agent and the Lenders are unwilling to enter into the Credit Agreement, or to make available the Loan to the Borrowers pursuant thereto, unless the Grantor agrees to execute and deliver this Deed of Trust, and to grant the first priority lien and security interest created pursuant hereto, in favor of the Administrative Agent, for its own benefit and for the benefit of any other Lender(s), to secure the obligations of Grantor under the Loan Documents and all other matters and indebtedness defined below as Secured Indebtedness pursuant to the Guaranty and the other Loan Documents.  The Grantor is an indirect subsidiary of Prospect Medical Holdings, Inc. and will receive a direct benefit from the Loan under the Credit Agreement, and therefore the Grantor has agreed to execute and deliver this Deed of Trust, and to grant the first priority lien and security interest created pursuant hereto, in favor of the Administrative Agent, for its own benefit and for the benefit of any other Lender(s), to secure the obligations of Grantor under the Loan Documents and all other matters and indebtedness defined below as Secured Indebtedness incurred pursuant to the Guaranty and the other Loan Documents.

ARTICLE 1

Definitions; Granting Clauses; Secured Indebtedness

Section 1.1             Secured Indebtedness.  This Deed of Trust is made to secure the obligations of Grantor under the Loan Documents and all other matters and indebtedness defined below as Secured Indebtedness.  This Deed of Trust shall secure a maximum principal amount of ONE HUNDRED FIVE MILLION AND NO/100 DOLLARS ($105,000,000.00) at any one time.

Section 1.2             Selected Definitions.

(a)           Defined terms used herein, as indicated by the initial capitalization thereof, shall have the meanings ascribed to such terms in the Credit Agreement or other applicable Loan Document, unless otherwise provided herein.  Each of the following terms shall have the meaning assigned to it, such definitions to be applicable equally to the singular and the plural forms of such terms and to all genders:

“Administrative Agent”:  Bank of America, N.A, in its capacity as first lien administrative agent for Lenders, or any successor administrative agent.

“Borrowers”:  Unless the context clearly indicates otherwise, the Borrowers named in the introductory paragraph hereof, together with all heirs, devisees, representatives, successors and assigns of such Borrowers pursuant to Section 6.18 below, or any of them.

“Collateral”:  All of the Property constituting personal property or fixtures in which Grantor is granting Administrative Agent a first priority security interest for the ratable benefit of Lenders under this Deed of Trust, together with all proceeds and products thereof and all supporting obligations ancillary thereto or arising in any way in connection therewith.

“Credit Agreement”:  The First Lien Credit Agreement dated of even date herewith evidencing and governing the Loan, executed by and among Borrowers, Administrative Agent and Lenders, as it may from time to time be amended, modified, restated, replaced or supplemented.

“Debtor Relief Law”:  Any federal, state or local law, domestic or foreign, as now or hereafter in effect relating to bankruptcy, insolvency, liquidation, receivership, reorganization, arrangement, composition, extension or adjustment of debts, or any similar law affecting the rights of creditors.

“Default”:  Any of the events described in Section 4.1 of this Deed of Trust.

“Dispute”:  Any controversy, claim or dispute between Grantor and Administrative Agent or any other Lender(s) or Holder, including any such controversy, claim or dispute arising out of or relating to (i) this Agreement, (ii) any other Loan Document, (iii) any related agreements or instruments, or (iv) the transaction contemplated herein or therein (including any claim based on or arising from an alleged personal injury or business tort).

“Holder”:  Administrative Agent for the ratable benefit of Lenders or the subsequent beneficiary at the time in question under this Deed of Trust.

“Indemnified Matters”:  Any and all claims, demands, liabilities (including strict liability), losses, damages (including consequential damages), causes of action, judgments, penalties, fines, costs and expenses (including reasonable fees and expenses of attorneys and other professional consultants and experts, and of the investigation and defense of any claim, whether or not such claim is ultimately defeated, and the settlement of any claim or judgment including all value paid or given in settlement) of every kind, known or unknown, foreseeable or unforeseeable, which may be imposed upon, asserted against or incurred or paid by any Indemnified Party at any time and from time to time, whenever imposed, asserted or incurred, because of, resulting from, in connection with, or arising out of any transaction, act, omission, event or circumstance in any way connected with the Property or with this Deed of Trust or any other Loan Document, including any bodily injury or death or property damage occurring in or upon or in the vicinity of the Property through any cause whatsoever at any time, any act performed or omitted to be performed hereunder or under any other Loan Document, any breach by Borrowers or Grantor of any representation, warranty, covenant, agreement or condition contained in this Deed of Trust or in any other Loan Document to which Grantor is a party, any Default, or any claim under or with respect to any Lease.

“Indemnified Party”:  Each of the following persons and entities:  (i) Administrative Agent, any Lender and any Holder; (ii) Trustee; (iii) any persons or entities owned or controlled by, owning or controlling, or under common control or affiliated with, Administrative Agent, any Lender, any Holder and/or Trustee; (iv) any participants and future co-lenders in the Loan; (v) the directors, officers, partners, employees, attorneys, agents and representatives of each of the foregoing persons and entities; and (vi) the heirs, personal representatives, successors and assigns of each of the foregoing persons and entities.

“Law”:  Any federal, state or local law, statute, ordinance, code, rule, regulation, license, permit, authorization, decision, order, injunction or decree, domestic or foreign.

“Lease”:  Each existing or future lease, sublease (to the extent of Grantor’s rights thereunder) or other agreement under the terms of which any person has or acquires any right to occupy or use the Property or any part thereof or interest therein, and each existing or future guaranty of payment or performance thereunder, and any and all existing or future security therefor and letter-of-credit-rights with respect thereto, whether or not the letter of credit is evidenced by a writing.

“Legal Requirement”:  Any law, agreement, covenant, restriction, easement or condition (including, without limitation of the foregoing, any condition or requirement imposed by any insurance or surety company), as any of the same now exists or may be changed or amended or come into effect in the future.

“Lender”:  Each Lender from time to time party to the Credit Agreement.

“Loan”:  Collectively, the extensions of credit to be provided to the Borrowers by the Administrative Agent and the Lenders pursuant to the terms of the Credit Agreement.

 “Loan Documents”:  This Deed of Trust and any other document now or hereafter evidencing, governing, securing or otherwise executed in connection with the Loan, including the Credit Agreement, the Notes, the Collateral Documents, the Guaranty, each Secured Hedge Agreement, each Secured Cash Management Agreement, the Credit Succession Agreement and each other document executed in connection with the Credit Agreement, as each of them may have been or may be from time to time renewed, extended, supplemented, increased or modified.

“Permitted Encumbrances”:  (i) Any matters set forth in any policy of mortgagee title insurance issued to Administrative Agent for the benefit of Lenders which are acceptable to Administrative Agent as of the date hereof, (ii) the liens and security interests evidenced by this Deed of Trust, (iii) the second priority liens and security interests evidenced by that certain Second Lien Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing made as of the date hereof by Alta Los Angeles Hospitals, Inc., as trustor, in favor of PRLAP, Inc., as trustee, for the benefit of Bank of America, N.A., a national banking association, as beneficiary in its capacity as administrative agent for the lenders from time to time party to that certain Second Lien Credit Agreement of even date herewith among the Borrowers, the lenders party thereto and Bank of America, N.A., (iv) statutory liens for real estate taxes and assessments on the Property which are not yet delinquent, (v) other liens and security interests (if any) in favor of Administrative Agent for the benefit of Lenders, (vi) the rights of tenants in possession as of the date hereof, if any, pursuant to Leases approved by Administrative Agent and the rights of future tenants under any Leases made in accordance with the Loan Documents, and the assignment of such Leases pursuant to this Deed of Trust, and (vii) any matters arising after the date hereof which may be acceptable to Administrative Agent or any Holder in its sole and absolute discretion, which Permitted Encumbrances in the aggregate do not materially adversely affect the value or use of the Property or Borrowers’ ability to repay the Secured Indebtedness.

“Rents”:  All of the rents, revenue, accounts, deposit accounts, payment intangibles, commercial tort claims, income, profits and proceeds derived and to be derived from the Property or arising from the use or enjoyment of any portion thereof or from any Lease, including the proceeds from any negotiated lease termination or buyout of such Lease, liquidated damages following default under any such Lease, all proceeds payable under any policy of insurance covering loss of rents resulting from untenantability caused by damage to any part of the Property, all of Grantor’s rights to recover monetary amounts from any tenant in bankruptcy, including rights of recovery for use and occupancy and damage claims arising out of Lease defaults, including rejections, under any applicable Debtor Relief Law, together with any sums of money that may now or at any time hereafter be or become due and payable to Grantor by virtue of any and all royalties, overriding royalties, bonuses, delay rentals and any other amount of any kind or character arising under any and all present and future oil, gas, mineral and mining leases covering the Property or any part thereof, and all proceeds and other amounts paid or owing to Grantor under or pursuant to any and all contracts and bonds relating to the construction or renovation of the Property.

“Secured Indebtedness”:  The following obligations, indebtedness, duties and liabilities and all renewals, extensions, supplements, increases and modifications thereof and thereto, in whole or in part, from time to time:

(i)            All indebtedness, liabilities, duties, covenants, promises and other obligations owed by Borrowers, its Subsidiaries and Affiliates, to Administrative Agent and/or Lenders pursuant to the Loan Documents, but expressly excluding any guaranty executed by a third party, whether now existing or hereafter arising, and whether joint or several, direct or indirect, primary or secondary, fixed or contingent, liquidated or unliquidated, and the cost of collection of all such amounts;

(ii)           All amounts that Administrative Agent, Lenders or any other Holder may from time to time advance pursuant to the terms and conditions of this Deed of Trust with respect to an obligation secured by a lien or encumbrance prior to the lien of this Deed of Trust or for the protection of this Deed of Trust, together with interest thereon; and

(iii)          If and only if evidenced by a writing reciting that it is secured by this Deed of Trust, any other loan, future advance, debt, obligation or liability owed by Borrowers of every kind or character, whether now existing or hereafter arising, whether joint or several, direct or indirect, primary or secondary, fixed or contingent, liquidated or unliquidated, and the cost of collection of all such amounts, and whether or not originally payable to Administrative Agent, Lenders or any other Holder, it being contemplated that Borrowers may hereafter become indebted to Administrative Agent, Lenders or another Holder for one or more of such further loans, future advances, debts, obligations and liabilities.

“Transfer”:  Any sale, lease, conveyance, assignment, pledge, encumbrance or transfer, whether voluntary, involuntary, by operation of law or otherwise.

“Trustee”:  The trustee identified in the introductory paragraph of this Deed of Trust, and any successor or substitute appointed and designated as herein provided, from time to time acting hereunder.

(b)           Any term used or defined in the California Uniform Commercial Code, as in effect from time to time, which is not defined in this Deed of Trust has the meaning given to that term in the California Uniform Commercial Code, as in effect from time to time, when used in this Deed of Trust.  However, if a term is defined in Division 9 of the California Uniform

Commercial Code differently than in another Division of the California Uniform Commercial Code, the term has the meaning specified in Division 9.

Section 1.3             Granting Clause.  For good and valuable consideration, the receipt and sufficiency of which are acknowledged by Grantor, to secure the obligations of Borrowers under the Loan Documents and all other matters and indebtedness constituting the Secured Indebtedness, Grantor hereby GRANTS, TRANSFERS and ASSIGNS to Trustee, in trust for the benefit of Administrative Agent for the ratable benefit of Lenders, with power of sale and right of entry and possession, all estate, right, title and interest which Grantor now has or may hereafter acquire in and to the following Premises, Accessories (each as hereafter defined) and other rights, interests and properties, and all rights, estates, powers and privileges appurtenant thereto (collectively, the “Property”):

(a)           The real property described in Exhibit A, which is attached hereto and incorporated herein by reference (the “Land”), together with:  (i) any and all buildings, structures, improvements, alterations or appurtenances now or hereafter situated or to be situated on the Land (collectively, the “Improvements”); and (ii) all right, title and interest of Grantor, now owned or hereafter acquired, in and to (A) all streets, roads, alleys, easements, rights-of-way, licenses, rights of ingress and egress, vehicle parking rights and public places, existing or proposed, abutting, adjacent, used in connection with or pertaining to the Land or the Improvements; (B) any strips or gores between the Land and abutting or adjacent properties; (C) all options to purchase the Land or the Improvements or any portion thereof or interest therein, and any greater estate in the Land or the Improvements; (D) all water, water rights (whether riparian, appropriative or otherwise, and whether or not appurtenant) and water stock, timber, crops and mineral interests on or pertaining to the Land; and (E) all development rights and credits and air rights (the Land, Improvements and other rights, titles and interests referred to in this clause (a) being herein sometimes collectively called the “Premises”);

(b)           All fixtures, equipment, systems, machinery, furniture, furnishings, appliances, inventory, goods, building and construction materials, supplies, and other articles of personal property, of every kind and character, tangible and intangible (including software embedded therein), now owned or hereafter acquired by Grantor, which are now or hereafter attached to or situated in, on or about the Land or the Improvements, or used in or necessary to the complete and proper planning, development, use, occupancy or operation thereof, or acquired (whether delivered to the Land or stored elsewhere) for use or installation in or on the Land or the Improvements, and all renewals and replacements of, substitutions for and additions to the foregoing (the properties referred to in this clause (b) being herein sometimes collectively called the “Accessories,” all of which are hereby declared to be permanent accessions to the Land);

(c)           All (i) plans and specifications for the Improvements, (ii) Grantor’s rights, but not liability for any breach by Grantor, under all commitments (including any commitments for financing to pay any of the Secured Indebtedness), insurance policies (or additional or supplemental coverage related thereto, including from an insurance provider meeting the requirements of the Loan Documents or from or through any state or federal government-sponsored program or entity), contracts and agreements for the design, construction, operation or inspection of the Improvements and other contracts and general intangibles (including payment intangibles and any trademarks, trade names, goodwill, software and symbols) related to the

Premises or the Accessories or the operation thereof, (iii) deposits and deposit accounts arising from or relating to any transactions related to the Premises or the Accessories (including Grantor’s rights in tenants’ security deposits, deposits with respect to utility services to the Premises, and any deposits, deposit accounts or reserves hereunder or under any other Loan Documents for taxes, insurance or otherwise), (iv) rebates or refunds of impact fees or other taxes, assessments or charges, money, accounts (including deposit accounts), instruments, documents, promissory notes and chattel paper (whether tangible or electronic) arising from or by virtue of any transactions related to the Premises or the Accessories, (v) permits, licenses, franchises, certificates, development rights, commitments and rights for utilities, and other rights and privileges obtained in connection with the Premises or the Accessories, (vi) Leases, Rents and other benefits of the Premises and the Accessories (without derogation of Article 3 hereof), (vii) as-extracted collateral produced from or allocated to the Land, including oil, gas and other hydrocarbons and other minerals and all products processed or obtained therefrom and the proceeds thereof, and (viii) engineering, accounting, title, legal, and other technical or business data concerning the Property, including software, which are in the possession of Grantor or in which Grantor can otherwise grant a security interest;

(d)           All (i) accounts and proceeds (whether cash or non-cash and including payment intangibles), of or arising from the properties, rights, titles and interests referred to above in this Section 1.3, including the proceeds of any sale, lease or other disposition thereof, proceeds of each policy of insurance, present and future (or additional or supplemental coverage related thereto, including from an insurance provider meeting the requirements of the Loan Documents or from or through any state or federal government-sponsored program or entity), payable because of loss sustained to all or part of the Property (including premium refunds), whether or not such insurance policies are required by Administrative Agent, proceeds of the taking thereof or of any rights appurtenant thereto, including change of grade of streets, curb cuts or other rights of access, by condemnation, eminent domain or transfer in lieu thereof for public or quasi-public use under any law, proceeds arising out of any damage thereto, including any and all commercial tort claims, (ii) all letter-of-credit rights (whether or not the letter of credit is evidenced by a writing) Grantor now has or hereafter acquires relating to the properties, rights, titles and interests referred to in this Section 1.3, (iii) all commercial tort claims Grantor now has or hereafter acquires relating to the properties, rights, titles and interests referred to in this Section 1.3, and (iv) other interests of every kind and character which Grantor now has or hereafter acquires in, to or for the benefit of the properties, rights, titles and interests referred to above in this Section 1.3 and all property used or useful in connection therewith, including rights of ingress and egress and remainders, reversions and reversionary rights or interests;

(e)           If the estate of Grantor in any of the property referred to above in this Section 1.3 is a leasehold estate, this conveyance shall include, and the lien and security interest created hereby shall encumber and extend to, all other or additional title, estates, interests or rights which are now owned or may hereafter be acquired by Grantor in or to the property demised under the lease creating the leasehold estate; and

(f)            All proceeds and products of, additions and accretions to, substitutions and replacements for, and changes in any of the property referred to above in this Section 1.3.

Section 1.4             Security Interest.  To secure the obligations of Borrowers, its Subsidiaries and Affiliates under the Loan Documents and all other matters and indebtedness constituting the Secured Indebtedness, Grantor hereby grants to Administrative Agent for the ratable benefit of Lenders a first priority security interest in all of the Collateral, including all proceeds and products thereof and all supporting obligations ancillary thereto or arising in any way in connection therewith.  In addition to its rights hereunder or otherwise, Administrative Agent, on behalf of itself and Lenders, and any Holder shall have all of the rights of a secured party under the California Uniform Commercial Code, as in effect from time to time, or under the Uniform Commercial Code in force from time to time in any other state to the extent the same is applicable law.

Section 1.5             Intercreditor Agreement.  Notwithstanding anything herein to the contrary, the lien and security interest granted to the Trustee, in trust for the benefit of the Administrative Agent for the ratable benefits of the Lenders pursuant to this Deed of Trust and the exercise of any right or remedy by the Trustee hereunder are subject to the provisions of the Intercreditor Agreement.  In the event of any conflict between the terms of the Intercreditor Agreement and this Deed of Trust, the terms of the Intercreditor Agreement shall govern.

ARTICLE 2

Representations, Warranties and Covenants

Section 2.1             Grantor represents, warrants and covenants as follows:

(a)           Payment and Performance.  Grantor will timely and properly perform and comply with all of the covenants, agreements and conditions imposed upon it by this Deed of Trust and will not permit a Default to occur hereunder or thereunder.  Time shall be of the essence in this Deed of Trust.

(b)           Title and Permitted Encumbrances.  Grantor has in Grantor’s own right, and Grantor covenants to maintain lawful, good and marketable title to the Property, is lawfully seized and possessed of the Property and every part thereof, and has the right to convey the same, free and clear of all liens, charges, claims, security interests, and encumbrances except for the Permitted Encumbrances.  Grantor will warrant generally and forever defend title to the Property, subject as aforesaid to the Permitted Encumbrances, to Trustee and its successors or substitutes and assigns, against the claims and demands of all persons claiming or to claim the same or any part thereof.  Grantor will punctually pay, perform, observe and keep all covenants, obligations and conditions in or pursuant to any Permitted Encumbrance and will not modify or permit modification of any Permitted Encumbrance without the prior written consent of Holder.  Inclusion of any matter as a Permitted Encumbrance does not constitute approval or waiver by Holder or Lenders of any existing or future violation or other breach thereof by Grantor, the Property or otherwise.  If any right or interest of Holder or any Lender in the Property or any part thereof shall be endangered or questioned or shall be attacked directly or indirectly, Trustee, Holder and Lenders, or any of them (whether or not named as parties to legal proceedings with respect thereto), are hereby authorized and empowered to take such steps as in their discretion may be proper for the defense of any such legal proceedings or the protection of such right or interest of Holder and each Lender, including the employment of independent counsel, the prosecution or defense of litigation, and the compromise or discharge of adverse claims.  All expenditures so made of every kind and character shall be a demand obligation (which obligation Grantor hereby promises to pay) owing by Grantor to Trustee or to Holder, for its own account or the account of Lenders (as the case may be), and the party (Trustee, Holder or Lenders, as the case may be) making such expenditures shall be subrogated to all rights of the person receiving such payment.

(c)           Taxes and Other Impositions.  Grantor will pay or cause to be paid all taxes, assessments and other charges or levies imposed upon or against or with respect to the Property or the ownership, use, occupancy or enjoyment of any portion thereof, or any utility service thereto, as the same become due and payable, including all real estate taxes assessed against the Property or any part thereof, and shall deliver promptly to Holder such evidence of the payment thereof as Holder may require.

(d)           Insurance Coverage.  Grantor shall obtain and maintain at Grantor’s sole expense:  (i) property insurance with respect to all insurable Property, against loss or damage by fire, lightning, windstorm, explosion, hail, tornado and such additional hazards as are presently included in Special Form (also known as “all-risk”) coverage and against any and all acts of terrorism and such other insurable hazards as Holder may require, in an amount not less than 100% of the full replacement cost, including the cost of debris removal, without deduction for depreciation and sufficient to prevent Grantor, Holder and Lenders from becoming a coinsurer, such insurance to be in “builder’s risk” completed value (non-reporting) form during and with respect to any construction on the Premises; (ii) if and to the extent any portion of the Improvements is, under the Flood Disaster Protection Act of 1973 (“FDPA”), as it may be amended from time to time, in a Special Flood Hazard Area, within a Flood Zone designated A or V in a participating community, a flood insurance policy in an amount required by Holder, but in no event less than the amount sufficient to meet the requirements of applicable law and the FDPA, as such requirements may from time to time be in effect; (iii) general liability insurance, on an “occurrence” basis against claims for “personal injury” liability, including bodily injury, death or property damage liability, for the benefit of Grantor as named insured and Holder as additional insured on behalf of itself and Lenders; (iv) statutory workers’ compensation insurance with respect to any work on or about the Premises (including employer’s liability insurance, if required by Holder), covering all employees of Grantor and any contractor; (v) if there is a general contractor, commercial general liability insurance, including products and completed operations coverage, and in other respects similar to that described in clause (iii) above, for the benefit of the general contractor as named insured and Grantor and Holder (on behalf of itself and Lenders) as additional insureds, in addition to statutory workers’ compensation insurance with respect to any work on or about the Premises (including employer’s liability insurance, if required by Holder), covering all employees of the general contractor and any contractor; and (vi) such other insurance on the Property and endorsements as may from time to time be required by Holder (including soft cost coverage, automobile liability insurance, business interruption insurance or delayed rental income insurance, wind insurance, boiler and machinery insurance, sinkhole coverage, and/or permit to occupy endorsement) and against other insurable hazards or casualties which at the time are commonly insured against in the case of premises similarly situated, due regard being given to the height, type, construction, location, use and occupancy of buildings and improvements.

(e)           Insurance Policy Requirements.  All insurance policies shall be issued and maintained by insurers, in amounts, with deductibles, limits and retentions and in forms satisfactory to Holder.  All insurance policies shall require at least ten (10) days’ prior written notice to Holder of any cancellation for nonpayment of premiums and at least thirty (30) days’ prior written notice to Holder of any other cancellation or any change of coverage.  All insurance companies must be licensed to do business in the state in which the Property is located and must have A. M. Best Company financial and performance ratings of A-:IX or better.  All insurance policies maintained, or caused to be maintained, by Grantor with respect to the Property, except for general liability insurance, shall provide that each such policy shall be primary without right of contribution from any other insurance that may be carried by Grantor, Holder or any Lender and that all of the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured.  If any insurer which has issued a policy of hazard, liability or other insurance required pursuant to this Deed of Trust or any other Loan Document becomes insolvent or the subject of any petition, case, proceeding or other action pursuant to any Debtor Relief Law or if in Holder’s reasonable opinion the financial responsibility of such insurer is or becomes inadequate, Grantor shall, upon its discovery thereof or upon request by Holder therefor, promptly obtain and deliver to Holder, at Grantor’s expense in each instance, a like policy (or, if and to the extent permitted by Holder, acceptable evidence of insurance) issued by another insurer, which insurer and policy meet the requirements of this Deed of Trust or such other Loan Document, as the case may be.  Without limiting the discretion of Holder with respect to required endorsements to insurance policies, all such policies for loss of or damage to the Property shall contain a standard mortgagee clause (without contribution) naming Holder as mortgagee for the benefit of itself and Lenders with loss proceeds payable to Holder on behalf of itself and Lenders notwithstanding (i) any act, failure to act or negligence of or violation of any warranty, declaration or condition contained in any such policy by any named or additional insured, (ii) the occupation or use of the Property for purposes more hazardous than permitted by the terms of any such policy, (iii) any foreclosure or other action by Holder or Lenders under the Loan Documents, or (iv) any change in title to or ownership of the Property or any portion thereof, such proceeds to be held for application as provided in the Loan Documents.  The originals of each initial insurance policy (or to the extent permitted by Holder, a copy of the original policy and such evidence of insurance as may be acceptable to Holder) shall be delivered to Holder at the time of execution of this Deed of Trust, with all premiums fully paid current, and each renewal or substitute policy (or evidence of insurance) shall be delivered to Holder, with all premiums fully paid current, at least ten (10) days before the termination of the policy it renews or replaces.  Grantor shall pay all premiums on policies required hereunder as they become due and payable and promptly deliver to Holder evidence satisfactory to Holder of the timely payment thereof.

(f)            Insurance Proceeds.  If any loss occurs at any time when Grantor has failed to perform Grantor’s covenants and agreements with respect to any insurance payable because of loss sustained to any part of the Property, whether or not such insurance is required by Holder, Holder, on behalf of itself and Lenders, shall nevertheless be entitled to the benefit of all insurance covering the loss and held by or for Grantor, to the same extent as if it had been made payable to Holder for the benefit of itself and Lenders.  Upon any foreclosure hereof or transfer of title to the Property in extinguishment of the whole or any part of the Secured Indebtedness, all of Grantor’s right, title and interest in and to the insurance policies referred to in this clause (f) (including unearned premiums) and all proceeds payable thereunder shall thereupon vest in the purchaser at foreclosure or other such transferee, to the extent permissible under such policies.  Holder shall have the right on behalf of Lenders (but not the obligation) to make proof of loss for, settle and adjust any claim under, and receive the proceeds of, all insurance for loss of or damage to the Property, regardless of whether or not such insurance policies are required by Holder, and the expenses incurred by Holder and Lenders in the adjustment and collection of insurance proceeds shall be a part of the Secured Indebtedness and shall be due and payable to Holder on demand (for its own account or for the account of Lenders, as applicable).  Neither Holder nor Lenders shall be, under any circumstances, liable or responsible for failure to collect or exercise diligence in the collection of any of such proceeds or for the obtaining, maintaining or adequacy of any insurance or for failure to see to the proper application of any amount paid over to Grantor.  Grantor shall at all times comply with the requirements of the insurance policies required hereunder and of the issuers of such policies and of any board of fire underwriters or similar body as applicable to or affecting the Property.

(g)           Reserve for Insurance, Taxes and Assessments.  Upon request of Holder and upon the occurrence of a Default, to secure the payment and performance of the Secured Indebtedness, but not in lieu of such payment and performance, Grantor will deposit with Holder for the benefit of itself and Lenders a sum equal to real estate taxes, assessments and charges (which charges for the purposes of this clause (g) shall include any recurring charge which could result in a lien against the Property) against the Property for the current year and the premiums for such policies of insurance for the current year, all as estimated by Holder and prorated to the end of the calendar month following the month during which Holder’s request is made, and thereafter will deposit with Holder, on each date when an installment of principal and/or interest is due pursuant to the Credit Agreement, sufficient funds (as estimated from time to time by Holder) to permit Holder to pay at least fifteen (15) days prior to the due date thereof, the next maturing real estate taxes, assessments and charges and premiums for such policies of insurance.  Holder shall have the right to rely upon tax information furnished by applicable taxing authorities in the payment of such taxes or assessments and shall have no obligation to make any protest of any such taxes or assessments.  Any excess over the amounts required for such purposes shall be held by Holder for future use, applied to any Secured Indebtedness or refunded to Grantor, at Holder’s option, and any deficiency in such funds so deposited shall be made up by Grantor upon demand of Holder.  All such funds so deposited shall bear no interest, may be commingled with the general funds of Holder and shall be applied by Holder toward the payment of such taxes, assessments, charges and premiums when statements therefor are presented to Holder by Grantor (which statements shall be presented by Grantor to Holder a reasonable time before the applicable amount is due); provided, however, that, if a Default shall have occurred hereunder, such funds may at Holder’s option be applied to the payment of the Secured Indebtedness in the order determined by Holder in its sole discretion, and that Holder may (but shall have no obligation) at any time, in its discretion, apply all or any part of such funds toward the payment of any such taxes, assessments, charges or premiums which are past due, together with any penalties or late charges with respect thereto.  The conveyance or transfer of Grantor’s interest in the Property for any reason (including the foreclosure of a subordinate lien or security interest or a transfer by operation of law) shall constitute an assignment or transfer of Grantor’s interest in and rights to such funds held by Holder under this clause (g) but subject to the rights of Holder and Lenders hereunder.

(h)           Condemnation.  Grantor shall notify Holder immediately of any threatened or pending proceeding for condemnation affecting the Property or arising out of damage to the Property, and Grantor shall, at Grantor ‘s expense, diligently prosecute any such proceedings.  Holder shall have the right (but not the obligation) to participate in any such proceeding and to be represented by counsel of its own choice.  Holder shall be entitled to receive, on behalf of itself and Lenders, all sums which may be awarded or become payable to Grantor for the condemnation of the Property, or any part thereof, for public or quasi-public use, or by virtue of private sale in lieu thereof, and any sums which may be awarded or become payable to Grantor for injury or damage to the Property.  Grantor shall, promptly upon request of Holder, execute such additional assignments and other documents as may be necessary from time to time to permit such participation and to enable Holder to collect and receipt for any such sums.  Neither Holder nor Lenders shall be, under any circumstances, liable or responsible for failure to collect or to exercise diligence in the collection of any such sum or for failure to see to the proper application of any amount paid over to Grantor.  Holder is hereby authorized, in its own name on behalf of itself and Lenders or in Grantor’s name, to settle or compromise any condemnation claim or cause of action, and to execute and deliver valid acquittances for, and to appeal from, any award, judgment or decree arising from any such claim or cause of action.  All costs and expenses (including attorneys’ fees) incurred by Holder or Lenders in connection with any condemnation shall be a demand obligation owing by Grantor (which Grantor hereby promises to pay) to Holder (for its own account or for the account of Lenders, as applicable) pursuant to this Deed of Trust.

(i)            Damages and Insurance and Condemnation Proceeds.  Grantor hereby absolutely and irrevocably assigns to Administrative Agent for the ratable benefit of itself and Lenders, and authorizes the payor to pay to Administrative Agent or any other Holder, the following claims, causes of action, awards, payments and rights to payment (collectively, “Claims”):  all awards of damages and all other compensation payable directly or indirectly because of a condemnation, proposed condemnation or taking which affects any part of the Property; all awards and other Claims arising out of any warranty affecting any part of the Property or for damage or injury to any part of the Property; all proceeds of any insurance policies payable because of loss sustained to any part of the Property, whether or not such insurance policies are required by Holder, and all interest that may accrue on any of the foregoing.  All proceeds of Claims described in this clause (i) shall be payable to Holder and shall be applied first to reimburse Holder and Lenders for their costs and expenses of recovering such proceeds, including attorneys’ fees.  Upon satisfaction of each of the following conditions, provided that no Default exists, Grantor shall be permitted to use the balance of the proceeds (“Net Claims Proceeds”) to pay the costs of repairing or reconstructing the Property:

(i)            Holder shall have approved the plans and specifications, construction budget, construction schedule, contractor, architect, engineer and payment and performance bond (if required by Holder);

(ii)           Grantor shall have presented sufficient evidence to Holder that after the repair or reconstruction, the Property will be completely restored to its use, value and condition immediately prior to the occurrence of the damage or condemnation;

(iii)          Holder shall have determined that the Net Claims Proceeds are sufficient to pay the total cost of the repair or reconstruction, including all development costs and interest due on the Secured Indebtedness until the work is complete, or Grantor must provide (or deposit with Holder) its own funds equal to the difference between the Net Claims Proceeds and the total cost of the work, as estimated by Grantor and approved by Holder;

(iv)          Grantor shall have presented sufficient evidence that the Property’s operations and income after the repair or reconstruction will be sufficient to pay the operating expenses of the Property including evidence that a sufficient number of existing Leases will continue in full force and effect (subject to rent abatement as may be provided in the Leases) or if any have been terminated, a sufficient number of terminated Leases shall have been replaced with Leases of equal quality in the reasonable judgment of Holder.  Any tenant having the right to terminate its Lease due to the damage or condemnation, which has not exercised that right, shall have confirmed in writing to Holder its irrevocable waiver of such termination right;

(v)           All parties having operating, management or franchise interests in and arrangements concerning the Property shall have agreed that they will continue their interests and arrangements for the contract terms then in effect following the repair or reconstruction;

(vi)          All parties having commitments to provide financing with respect to the Property, to purchase Grantor’s interest in full or in part in the Property or to purchase the Loan shall have agreed in a manner satisfactory to Holder that their commitments will continue in full force and effect and, if necessary, the expiration of such commitments shall be extended by the time necessary to complete the repair or reconstruction;

(vii)         Grantor shall have presented sufficient evidence to Holder that all necessary governmental approvals and permits can be obtained to allow the rebuilding and reoccupancy of the Property;

(viii)        Grantor shall have presented sufficient evidence to Holder that the reconstruction of the Improvements will take no longer than twelve (12) months to reconstruct and that such reconstruction will be completed prior to the stated maturity of the Loan.

If the foregoing conditions are met to Holder’s reasonable satisfaction, Holder shall hold the Net Claims Proceeds and any funds that Grantor is required to provide in an interest-bearing account and shall disburse them to Grantor to pay the costs of the work in accordance with normal and customary construction draw terms and conditions.  Interest on the funds shall accrue at the rate of interest then being paid by Holder to regular savings account customers and shall be credited to Grantor.  Grantor shall provide evidence acceptable to Holder that all work has been completed lien-free, in a workmanlike manner and in accordance with all Legal Requirements.  Grantor agrees that the conditions described above are reasonable.  If the foregoing conditions are not satisfied, or if a Default occurs after Holder’s receipt of the Net Claims Proceeds, Holder may, at Holder’s absolute discretion and regardless of whether the security of Holder and Lenders is impaired, apply all or any of the Net Claims Proceeds to pay or prepay the Secured Indebtedness in such order and in such amounts as Holder may elect.  Following the application of any Net Claims Proceeds as contemplated by this clause (i), the unpaid portion of the Secured Indebtedness shall remain in full force and effect and the payment thereof shall not be excused.

Notwithstanding the foregoing, the rights of Holder and Lenders shall be subject to applicable law governing use of the Net Claims Proceeds, if any.

(j)            Compliance with Legal Requirements.  The Property and the use, operation and maintenance thereof and all activities thereon do and shall at all times comply with all applicable Legal Requirements.  The Property is not, and shall not be, dependent on any other property or premises or any interest therein other than the Property to fulfill any requirement of any Legal Requirement.  Grantor shall not, by act or omission, permit any building or other improvement not subject to the lien of this Deed of Trust to rely on the Property or any interest therein to fulfill any requirement of any Legal Requirement.  No improvement upon or use of any part of the Property constitutes a nonconforming use under any zoning law or similar law or ordinance.  Grantor has obtained and shall preserve in force all requisite zoning, utility, building, health, environmental and operating permits from the governmental authorities having jurisdiction over the Property.  If Grantor receives a notice or claim from any person that the Property, or any use, activity, operation or maintenance thereof or thereon, is not in compliance with any Legal Requirement, Grantor will promptly furnish a copy of such notice or claim to Holder.  Grantor has received no notice and has no knowledge of any such noncompliance.

(k)           Maintenance, Repair and Restoration.  Grantor will keep the Property in first class order, repair, operating condition and appearance, causing all necessary repairs, renewals, replacements, additions and improvements to be promptly made, and will not allow any of the Property to be misused, abused or wasted or to deteriorate.  Notwithstanding the foregoing, Grantor will not, without the prior written consent of Holder, (i) remove from the Property any fixtures or personal property covered by this Deed of Trust except such as is replaced by Grantor by an article of equal suitability and value, owned by Grantor, free and clear of any lien or security interest (except that created by this Deed of Trust), or (ii) make any structural alteration to the Property or any other alteration thereto which impairs the value thereof. If any act or occurrence of any kind or nature (including any condemnation or any casualty for which insurance was not obtained or obtainable) shall result in damage to or loss or destruction of the Property, Grantor shall give prompt notice thereof to Holder and Grantor shall promptly, at Grantor’s sole cost and expense and regardless of whether insurance or condemnation proceeds (if any) shall be available or sufficient for the purpose, secure the Property as necessary and commence and continue diligently to completion to restore, repair, replace and rebuild the Property as nearly as possible to its value, condition and character immediately prior to the damage, loss or destruction.

(l)            No Other Liens.  Grantor will not, without the prior written consent of Holder, create, place or permit to be created or placed, or through any act or failure to act, acquiesce in the placing of, or allow to remain, any deed of trust, mortgage, voluntary or involuntary lien, whether statutory, constitutional or contractual, security interest, encumbrance or charge, or conditional sale or other title retention document, against or covering the Property, or any part thereof, other than the Permitted Encumbrances, regardless of whether the same are expressly or otherwise subordinate to the lien or security interest created in this Deed of Trust, and should any of the foregoing become attached hereafter in any manner to any part of the Property without the prior written consent of Holder, Grantor will cause the same to be promptly discharged and released.  Grantor will own all parts of the Property and will not acquire any fixtures, equipment or other property (including software embedded therein) forming a part of the Property pursuant to a lease, license, security agreement or similar agreement, whereby any party has or may obtain the right to repossess or remove same, without the prior written consent of Holder.  If Holder consents to the voluntary grant by Grantor of any deed of trust, lien, security interest, or other encumbrance (hereinafter called “Subordinate Lien”) covering any of the Property or if the foregoing prohibition is determined by a court of competent jurisdiction to be unenforceable as to a Subordinate Lien, any such Subordinate Lien shall contain express covenants to the effect that:  (i) the Subordinate Lien is unconditionally subordinate to this Deed of Trust and all Leases; (ii) if any action (whether judicial or pursuant to a power of sale) shall be instituted to foreclose or otherwise enforce the Subordinate Lien, no tenant of any of the Leases shall be named as a party defendant, and no action shall be taken that would terminate any occupancy or tenancy without the prior written consent of Holder; (iii) Rents, if collected by or for the holder of the Subordinate Lien, shall be applied first to the payment of the Secured Indebtedness then due and expenses incurred in the ownership, operation and maintenance of the Property in such order as Holder may determine, prior to being applied to any indebtedness secured by the Subordinate Lien; (iv) written notice of default under the Subordinate Lien and written notice of the commencement of any action (whether judicial or pursuant to a power of sale) to foreclose or otherwise enforce the Subordinate Lien or to seek the appointment of a receiver for all or any part of the Property shall be given to Holder with or immediately after the occurrence of any such default or commencement; and (v) neither the holder of the Subordinate Lien, nor any purchaser at foreclosure thereunder, nor anyone claiming by, through or under any of them shall succeed to any of Grantor’s rights hereunder without the prior written consent of Holder.

(m)          Operation of Property.  Grantor will operate the Property in a good and workmanlike manner and in accordance with all Legal Requirements and will pay all fees or charges of any kind in connection therewith.  Grantor will keep the Property occupied so as not to impair the insurance carried thereon.  Grantor will not use or occupy or conduct any activity on, or allow the use or occupancy of or the conduct of any activity on, the Property in any manner which violates any Legal Requirement or which constitutes a public or private nuisance or which makes void, voidable or cancelable, or increases the premium of, any insurance then in force with respect thereto.  Grantor will not initiate or permit any zoning reclassification of the Property or seek any variance under existing zoning ordinances applicable to the Property or use or permit the use of the Property in such a manner which would result in such use becoming a nonconforming use under applicable zoning ordinances or other Legal Requirement.  Grantor will not impose any easement, restrictive covenant or encumbrance upon the Property, execute or file any subdivision plat or condominium declaration affecting the Property or consent to the annexation of the Property to any municipality, without the prior written consent of Holder.  Grantor will not do or suffer to be done any act whereby the value of any part of the Property may be lessened.  Grantor will preserve, protect, renew, extend and retain all material rights and privileges granted for or applicable to the Property.  Without the prior written consent of Holder, there shall be no drilling or exploration for or extraction, removal or production of any mineral, hydrocarbon, gas, natural element, compound or substance (including sand and gravel) from the surface or subsurface of the Land regardless of the depth thereof or the method of mining or extraction thereof.  Grantor will cause all debts and liabilities of any character (including all debts and liabilities for labor, material and equipment (including software embedded therein) and all debts and charges for utilities servicing the Property) incurred in the construction, maintenance, operation and development of the Property to be promptly paid.

(n)           Further Assurances.  Grantor will, promptly on request of Holder, (i) correct any defect, error or omission which may be discovered in the contents, execution or acknowledgment of this Deed of Trust or any other Loan Document; (ii) execute, acknowledge, deliver, procure and record and/or file such further documents (including further deeds of trust, security agreements, and assignments of rents or leases) and do such further acts as may be necessary, desirable or proper to carry out more effectively the purposes of this Deed of Trust and the other Loan Documents, to more fully identify and subject to the liens and security interests hereof any property intended to be covered hereby (including specifically, but without limitation, any renewals, additions, substitutions, replacements, or appurtenances to the Property) or as deemed advisable by Holder to protect the lien or the security interest hereunder against the rights or interests of third persons; and (iii) provide such certificates, documents, reports, information, affidavits and other instruments and do such further acts as may be necessary, desirable or proper in the reasonable determination of Holder to enable Holder and Lenders to comply with the requirements or requests of any agency having jurisdiction over Holder or any Lender or any examiners of such agencies with respect to the indebtedness secured hereby, Grantor or the Property.  Grantor shall pay all costs connected with any of the foregoing, which shall be a demand obligation owing by Grantor (which Grantor hereby promises to pay) to Holder (for its own account or the account of Lenders, as applicable) pursuant to this Deed of Trust.

(o)           Fees and Expenses.  Without limitation of any other provision of this Deed of Trust or of any other Loan Document and to the extent not prohibited by applicable law, Borrowers will pay, and will reimburse to Holder (for its own account or the account of Lenders, as applicable) and/or Trustee on demand to the extent paid by Holder, Lenders and/or Trustee:  (i) costs of appraisals obtained in connection with the origination of the Loan and after the occurrence of a Default; (ii) all filing, registration and recording fees, recordation, transfer and other taxes, brokerage fees and commissions, abstract fees, title search or examination fees, title policy and endorsement premiums and fees, Uniform Commercial Code search fees, judgment and tax lien search fees, escrow fees, attorneys’ fees, architect’s fees, engineering fees, construction consultant fees, environmental inspection fees, survey fees, and all other costs and expenses of every character incurred by Borrowers or Holder, Lenders and/or Trustee in connection with the preparation of the Loan Documents, the evaluation, closing and funding of the Loan, and any and all amendments and supplements to this Deed of Trust or any other Loan Documents or any approval, consent, waiver, release or other matter requested or required hereunder or thereunder, or otherwise attributable or chargeable to Grantor as owner of the Property; and (iii) all costs and expenses, including attorneys’ fees and expenses (including the market value of services provided by in-house counsel), incurred or expended in connection with the exercise of any right or remedy, or the defense of any right or remedy or the enforcement of any obligation of Borrowers or Grantor, hereunder or under any other Loan Document.

(p)           Indemnification.  Grantor will indemnify and hold harmless each and every Indemnified Party from and against, and reimburse them on demand for, any and all Indemnified Matters.  Without limitation, the foregoing indemnity shall apply to each Indemnified Party with respect to matters which in whole or in part are caused by or arise out of the negligence of such (and/or any other) Indemnified Party.  However, such indemnity shall not apply to a particular Indemnified Party to the extent that the subject of the indemnification is caused by or arises out of the gross negligence or willful misconduct of that Indemnified Party.  Any amount to be paid under this clause (p) by Grantor to any Indemnified Party shall be a demand obligation owing by

Grantor (which Grantor hereby promises to pay) to such Indemnified Party pursuant to this Deed of Trust.  The indemnity in this clause (p) shall not terminate upon the release, foreclosure or other termination of this Deed of Trust but will survive the enforcement of any remedy provided in any Loan Document including the foreclosure of this Deed of Trust or conveyance in lieu of foreclosure, the repayment of the Secured Indebtedness, the discharge and release of this Deed of Trust and the other Loan Documents, any bankruptcy or other proceeding under any Debtor Relief Law, and any other event whatsoever.  The rights of Indemnified Parties under this clause (p) shall be in addition to all other rights that Indemnified Parties or any of them may have under this Deed of Trust or any other Loan Document.  Nothing in this clause (p) or elsewhere in this Deed of Trust shall limit or impair any rights or remedies that any Indemnified Party may have (including any rights of contribution or indemnification) against Grantor or any other person under any other provision of this Deed of Trust, any other Loan Document, any other agreement or any applicable Legal Requirement.

(q)           Taxes on Deed of Trust.  Grantor will promptly pay all income, franchise and other taxes owing by Grantor and any stamp, documentary, recordation and transfer taxes or other taxes (unless such payment by Grantor is prohibited by law) which may be required to be paid with respect to any Note, this Deed of Trust or any other instrument evidencing or securing any of the Secured Indebtedness.  In the event of the enactment after this date of any law of any governmental entity applicable to Holder, any Lender, the Property or this Deed of Trust deducting from the value of property for the purpose of taxation any lien or security interest thereon, or imposing upon Holder or any Lender the payment of the whole or any part of the taxes or assessments or charges or liens herein required to be paid by Grantor, or changing in any way the laws relating to the taxation of deeds of trust or mortgages or security agreements or debts secured by deeds of trust or mortgages or security agreements or the interest of the mortgagee or secured party in the property covered thereby, or the manner of collection of such taxes, so as to affect this Deed of Trust or the Secured Indebtedness or Holder or any Lender, then, and in any such event, Grantor, upon demand by Holder, shall pay such taxes, assessments, charges or liens, or reimburse Holder therefor (for its own account or the account of the affected Lender(s), as applicable); provided, however, that if in the opinion of counsel for Holder (i) it might be unlawful to require Grantor to make such payment or (ii) the making of such payment might result in the imposition of interest beyond the maximum amount permitted by law, then and in such event, Holder may elect, by notice in writing given to Grantor, to declare all of the Secured Indebtedness to be and become due and payable sixty (60) days from the giving of such notice.

(r)            Statement Concerning the Loan or Deed of Trust.  Grantor shall at any time and from time to time furnish within seven (7) days of request by Holder a written statement in such form as may be required by Holder stating (i) that this Deed of Trust and the other Loan Documents are valid and binding obligations, and enforceable against Grantor in accordance with their terms; (ii) the aggregate unpaid principal balance of the Loan; (iii) the date to which interest on the Loan is paid; (iv) that this Deed of Trust and the other Loan Documents have not been released, subordinated or modified; and (v) that there are no offsets or defenses against the enforcement of this Deed of Trust or any other Loan Document.  Alternatively, if any of the foregoing statements in clauses (i), (iv) and (v) are untrue, Grantor shall specify the reasons therefor.

(s)           Letter-of-Credit Rights.  If Grantor is at any time a beneficiary under a letter of credit (whether or not the letter of credit is evidenced by a writing) relating to the properties, rights, titles and interests referred to in Section 1.3 of this Deed of Trust now or hereafter issued in favor of Grantor, Grantor shall promptly notify Holder thereof and, at the request and option of Holder, Grantor shall, pursuant to an agreement in form and substance satisfactory to Holder, either (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to Holder of the proceeds of any drawings under the letter of credit, or (ii) arrange for Holder to become the transferee beneficiary of the letter of credit, with Holder agreeing, in each case, that the proceeds of any drawing under the letter of credit are to be applied as provided in Section 5.2 of this Deed of Trust.

(t)            Status of Grantor.  Grantor is and will continue to be (i) duly organized, validly existing and in good standing under the laws of its state of organization, (ii) authorized to do business and in good standing in each state in which the Property is located, and (iii) possessed of all requisite power and authority to carry on its business and to own and operate the Property.  Grantor’s exact legal name is correctly set forth at the end of this Deed of Trust.  Grantor is an organization of the type specified in the introductory paragraph of this Deed of Trust.  If Grantor is a registered entity, Grantor is incorporated in or organized under the laws of the state specified in the introductory paragraph of this Deed of Trust.  If Grantor is an unregistered entity (including a general partnership), it is organized under the laws of the state specified in the introductory paragraph of this Deed of Trust.  Grantor will not cause or permit any change to be made in its name, identity (including its trade name or names), or corporate or partnership structure unless Grantor shall have notified Holder in writing of such change at least 30 days prior to the effective date of such change, and shall have first taken all action required by Holder for the purpose of further perfecting or protecting the lien and security interest of Holder in the Property.  In addition, Grantor shall not change its corporate or partnership structure without first obtaining the prior written consent of Holder.  Grantor’s principal place of business and chief executive office, and the place where Grantor keeps its books and records, including recorded data of any kind or nature, regardless of the medium of recording, including software, writings, plans, specifications and schematics concerning the Property, has been for the preceding four months (or, if less, the entire period of the existence of Grantor) and will continue to be the address of Grantor set forth at the end of this Deed of Trust (unless Grantor notifies Holder of any change in writing at least 30 days prior to the date of such change).  Grantor’s organizational identification number, if any, assigned by the state of incorporation or organization is correctly set forth on the first page of this Deed of Trust.  Grantor shall promptly notify Holder of any change in its organizational identification number.  If Grantor does not now have an organizational identification number and later obtains one, Grantor shall promptly notify Holder of such organizational identification number.

Section 2.2             Performance by Holder on Grantor’s Behalf.  Grantor agrees that if Grantor fails to perform any act or to take any action which under any Loan Document Grantor is required to perform or take, or to pay any money which under any Loan Document Grantor is required to pay, and whether or not the failure then constitutes a Default, and whether or not there has occurred any Default or the Secured Indebtedness has been accelerated, Holder, in Grantor’s name or its own name on behalf of itself and Lenders, may, but shall not be obligated to, perform or cause to be performed such act or take such action or pay such money, and any expenses so incurred by Holder or Lenders and any money so paid by Holder or Lenders shall be a demand obligation owing by Grantor to Holder for its own account or the account of Lenders, as applicable (which obligation Grantor hereby promises to pay), shall be a part of the Secured Indebtedness, and Holder and/or Lenders, upon making such payment, shall be subrogated to all of the rights of the person, entity or body politic receiving such payment.  Holder and its designees shall have the right to enter upon the Property at any time and from time to time for any such purposes.  No such payment or performance by Holder or Lenders shall waive or cure any Default or waive any right, remedy or recourse of Holder or Lenders.  Any such payment may be made by Holder or Lenders in reliance on any statement, invoice or claim without inquiry into the validity or accuracy thereof.  Each amount due and owing by Grantor to Holder or Lenders pursuant to this Deed of Trust shall bear interest, from the date such amount becomes due until paid, at the rate per annum provided in the Credit Agreement for interest on past-due principal owed on the Loan but never in excess of the maximum nonusurious amount permitted by applicable law, which interest shall be payable to Holder on demand for its own account or the account of Lenders, as applicable; and all such amounts, together with such interest thereon, shall automatically and without notice be a part of the Secured Indebtedness.  The amount and nature of any expense by Holder or Lenders hereunder and the time when paid shall be fully established by the certificate of Holder or any of Holder’s officers or agents.

Section 2.3             Absence of Obligations of Holder and Lenders with Respect to Property.  Notwithstanding anything in this Deed of Trust to the contrary, including the definition of “Property” and/or the provisions of Article 3 hereof, (i) to the extent permitted by applicable law, the Property is composed of Grantor’s rights, title and interests therein but not Grantor’s obligations, duties or liabilities pertaining thereto, (ii) Holder and Lenders neither assume nor shall have any obligations, duties or liabilities in connection with any portion of the items described in the definition of “Property” herein, either prior to or after obtaining title to such Property, whether by foreclosure sale, the granting of a deed in lieu of foreclosure or otherwise, and (iii) Holder may, at any time prior to or after the acquisition of title to any portion of the Property as above described, advise any party in writing as to the extent of Holder’s and Lenders’ interest therein and/or expressly disaffirm in writing any rights, interests, obligations, duties and/or liabilities with respect to such Property or matters related thereto.  Without limiting the generality of the foregoing, it is understood and agreed that neither Holder nor Lenders shall have any obligations, duties or liabilities prior to or after acquisition of title to any portion of the Property, as lessee under any lease or purchaser or seller under any contract or option unless Holder elects otherwise by written notification.

Section 2.4             Authorization to File Financing Statements; Power of Attorney.  Grantor hereby authorizes Holder at any time and from time to time to file any initial financing statements, amendments thereto and continuation statements as authorized by applicable law, required by Holder to establish or maintain the validity, perfection and priority of the security interests granted by this Deed of Trust.  For purposes of such filings, Grantor agrees to furnish any information requested by Holder promptly upon request by Holder.  Grantor also ratifies its authorization for Holder to have filed any like initial financing statements, amendments thereto or continuation statements if filed prior to the date of this Deed of Trust.  Grantor hereby irrevocably constitutes and appoints Holder and any officer or agent of Holder, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of Grantor or in Grantor’s own name to execute in Grantor’s name any such documents and to otherwise carry out the purposes of this Section 2.4, to the extent that

Grantor’s authorization above is not sufficient.  To the extent permitted by law, Grantor hereby ratifies all acts said attorneys-in-fact have lawfully done in the past or shall lawfully do or cause to be done in the future by virtue hereof.  This power of attorney is a power coupled with an interest and shall be irrevocable.

ARTICLE 3

Assignment of Rents and Leases

Section 3.1             Assignment.  To secure the obligations of Borrowers under the Loan Documents and all matters and indebtedness constituting the Secured Indebtedness, Grantor hereby assigns to Administrative Agent for the ratable benefit of itself and Lenders all Rents and all of Grantor’s rights in and under all Leases.  Upon the occurrence and during the continuation of any Default, Administrative Agent and any other Holder shall have the right, power and authority to collect any and all Rents on behalf of itself and Lenders.  While any Default is continuing, all Rents shall be paid directly to Holder and not through Grantor, all without the necessity of any further action by Holder, including any action to obtain possession of the Land, Improvements or any other portion of the Property or any action for the appointment of a receiver.  Grantor hereby authorizes and directs the tenants under the Leases to pay Rents to Holder upon written demand by Holder, without further consent of Grantor, without any obligation of such tenants to determine whether a Default has in fact occurred and regardless of whether Holder has taken possession of any portion of the Property, and the tenants may rely upon any written statement delivered by Holder to the tenants.  Any such payments to Holder shall constitute payments to Grantor under the Leases, and Grantor hereby irrevocably appoints Holder as its attorney-in-fact, which power of attorney is with full power of substitution and coupled with an interest, to do all things during the continuance of a Default, which Grantor might otherwise do with respect to the Property and the Leases thereon, including:  (a) demanding, receiving and enforcing payment of any and all Rents; (b) giving receipts, releases and satisfactions for any and all Rents; (c) suing either in the name of Grantor or in Holder’s own name on behalf of itself and Lenders for any and all Rents; (d) applying the net proceeds of any and all Rents collected by Holder, after deducting all expenses of collection, including attorneys’ fees and expenses, to the Secured Indebtedness in such order and manner as Holder may elect and/or to the operation and management of the Property, including the payment of management, brokerage and attorneys’ fees and expenses (including reasonable reserves for anticipated expenses), or at the option of Holder, holding the same as security for the payment of the Secured Indebtedness; (e) leasing, in the name of Grantor, the whole or any part of the Property which may become vacant; (f) employing agents for such leasing and paying such agents reasonable compensation for their services; and (g) requiring Grantor to deliver to Holder all security deposits and executed originals of all Leases and copies of all records relating thereto.  Holder may take any or all of the foregoing actions with or without taking possession of any portion of the Property or taking any action with respect to such possession.  The assignment contained in this Section 3.1 shall become null and void upon the reconveyance of this Deed of Trust.

Section 3.2             Covenants, Representations and Warranties Concerning Leases and Rents.

Grantor covenants, represents and warrants that:

(a)           Grantor has good title to, and is the owner of the entire landlord’s interest in, the Leases and Rents hereby assigned and has authority to assign them;

(b)           All Leases are valid and enforceable, and in full force and effect, and are unmodified except as stated therein;

(c)           Grantor is not in default under any Lease (and no event has occurred which with the passage of time or notice or both would result in a default under any Lease) and is not the subject of any petition, case, proceeding or other action pursuant to any Debtor Relief Law;

(d)           To Grantor’s knowledge, no tenant in the Property is in default under its Lease (and no event has occurred which with the passage of time or notice or both would result in a default under its Lease) or is the subject of any petition, case, proceeding or other action pursuant to any Debtor Relief Law;

(e)           Unless otherwise stated in a Permitted Encumbrance, no Rents or Leases have been or will be assigned, mortgaged, pledged or otherwise encumbered and no other person has acquired or will acquire any right, title or interest in such Rents or Leases;

(f)            No Rents have been waived, released, discounted, set off or compromised;

(g)           Except as stated in the Leases, Grantor has not received any funds or deposits from any tenant for which credit has not already been made on account of accrued Rents;

(h)           Grantor shall perform all of its obligations under the Leases and enforce the tenants’ obligations under the Leases to the extent enforcement is prudent under the circumstances;

(i)            Grantor will not, without the prior written consent of Holder, waive, release, discount, set off, compromise, reduce or defer any Rent, receive or collect Rents more than one (1) month in advance, grant any rent-free period to any tenant, reduce any Lease term or waive, release or otherwise modify any other material obligation under any Lease, renew or extend any Lease except in accordance with a right of the tenant thereto in such Lease, approve or consent to an assignment of a Lease or a subletting of any part of the premises covered by a Lease, or settle or compromise any claim against a tenant under a Lease in bankruptcy, in any other proceeding pursuant to any Debtor Relief Law or otherwise;

(j)            Grantor will not, without the prior written consent of Holder, terminate or consent to the cancellation or surrender of any Lease having an unexpired term of one (1) year or more;

(k)           Grantor will not execute any Lease except in accordance with the Loan Documents and for actual occupancy by the tenant thereunder;

(l)            Grantor shall give prompt notice to Holder, as soon as Grantor first obtains notice, of any claim, or the commencement of any action, by any tenant or subtenant under or with respect to a Lease regarding any claimed damage, default, diminution of or offset against Rent, cancellation of the Lease, or constructive eviction, and Grantor shall defend, at Grantor’s expense, any proceeding pertaining to any Lease, including, if Holder so requests, any such proceeding if Holder and/or Lenders are parties thereto;

(m)          Promptly upon request by Holder and upon the occurrence of a Default, Grantor shall deliver to Holder all security deposits and executed originals of all Leases and copies of all records relating thereto;

(n)           There shall be no merger of the leasehold estates created by the Leases, with the fee estate of the Land without the prior written consent of Holder; and

(o)           Holder, on behalf of itself and Lenders, may at any time and from time to time by specific written instrument intended for the purpose, unilaterally subordinate the lien of this Deed of Trust to any Lease, without joinder or consent of or notice to Grantor, any tenant or any other person, and notice is hereby given to each tenant under a Lease of such right to subordinate.  No such subordination shall constitute a subordination to any lien or other encumbrance, whenever arising, or improve the right of any junior lienholder, and nothing herein shall be construed as subordinating this Deed of Trust to any Lease.

Section 3.3             No Liability of Holder or Lenders.  Holder and Lenders neither have nor assume any obligations as lessor or landlord with respect to any Lease.  Administrative Agent’s acceptance of this assignment on behalf of itself and Lenders shall not be deemed to constitute any Holder or any Lender a “mortgagee in possession,” nor shall such acceptance obligate Holder or any Lender to appear in or defend any proceeding relating to any Lease or to the Property, or to take any action hereunder, expend any money, incur any expenses, perform any obligation or liability under any Lease, or assume any obligation for any deposit delivered to Grantor by any tenant and not as such delivered to and accepted by Holder.  Neither Holder nor Lenders shall be liable for any injury or damage to person or property in or about the Property, or for Holder’s failure to collect or to exercise diligence in collecting Rents, but Holder and Lenders shall be accountable only for Rents that they shall actually receive.  Neither the assignment of Leases and Rents, nor enforcement of the rights of Holder and Lenders regarding Leases and Rents (including collection of Rents), nor possession of the Property by Holder or Lenders, nor Holder’s consent to or approval of any Lease (nor all of the same), shall render Holder or any Lender liable on any obligation under or with respect to any Lease or constitute affirmation of, or any subordination to, any Lease, occupancy, use or option.

Section 3.4             Rights Cumulative.  The powers and rights of Holder and Lenders under this Article 3 shall be cumulative of all other powers and rights of Holder and Lenders under the Loan Documents or otherwise.  Such powers and rights granted in this Article 3 shall be in addition to the other remedies provided for in this Deed of Trust upon the occurrence of a Default and may be exercised independently of or concurrently with any of said remedies.  If Holder or Lenders seek or obtain any judicial relief regarding Rents or Leases, the same shall in no way prevent the concurrent or subsequent employment of any other appropriate rights or remedies nor shall the same constitute an election of judicial relief for any foreclosure or any other purpose.

ARTICLE 4

Default

Section 4.1             Events of Default.  The occurrence of any one of the following shall be a default under this Deed of Trust (“Default”):

(a)           Nonperformance of Covenants.  Any covenant, agreement or condition of this Deed of Trust (other than covenants otherwise addressed in another clause of this Section 4.1) is not fully and timely performed, observed or kept, and such failure is not cured within the applicable notice and cure period (if any) provided for herein.

(b)           Default under other Loan Documents / Cross-Default.  A Default occurs under any other Loan Document, specifically including any default pursuant to any of the following deeds of trust granted to Trustee, in favor of the Administrative Agent, for its own benefit and for the benefit of any other Lender(s):

•      That certain First Lien Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing dated of even date herewith and granted by Alta Los Angeles Hospitals, Inc., as grantor thereunder, encumbering properties located at 4081, 4059 and 4125 East Olympic Boulevard;

•      That certain First Lien Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing dated of even date herewith and granted by Alta Hollywood Hospitals, Inc., as grantor thereunder, encumbering properties located at 6245 De Longpre Avenue and 6228 Leland Way;

•      That certain First Lien Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing dated of even date herewith and granted by Alta Hollywood Hospitals, Inc., as grantor thereunder, encumbering properties located at 14433 Emelita Street, 5835 Sylmar Avenue, and 14407 Emelita Street;

(c)           Transfer of the Property.  Any Transfer occurs with respect to all or any part of the Property or any interest therein, except for:  (i) sales or transfers of items of the Accessories which have become obsolete or worn beyond practical use and which have been replaced by adequate substitutes owned by Grantor, having a value equal to or greater than the replaced items when new; and (ii) the grant, in the ordinary course of business, of a leasehold interest in a part of the Improvements to a tenant for occupancy, not containing a right or option to purchase and not in contravention of any provision of this Deed of Trust or of any other Loan Document.  Holder may, in its sole discretion, waive a Default under this clause (c), but it shall have no obligation to do so.  Any waiver will be conditioned upon the grantee’s integrity, reputation, character, creditworthiness and management ability being satisfactory to Holder in its sole judgment, and may also be conditioned upon such one or more of the following, if any, that Holder may require:  the execution by the grantee of a written assumption agreement prior to such Transfer containing such terms as Holder may require; the receipt by Holder and Lenders of a principal paydown on the Loan; the receipt by Holder and Lenders of an assumption fee; the reimbursement of all of the expenses incurred by Holder and Lenders in connection with such Transfer, including attorneys’ fees; and any modification of the Loan Documents as Holder may require, including an increase in the rate of interest payable under the Loan and/or a modification of the terms of the Loan.  NOTICE - THE SECURED INDEBTEDNESS IS SUBJECT TO

ACCELERATION IN THE EVENT OF A TRANSFER WHICH IS PROHIBITED UNDER THIS CLAUSE (c).

(d)           Transfer of Interests in Grantor.  (i) If Grantor is a corporation, a Transfer occurs with respect to shares possessing, in the aggregate, more than fifty percent (50%) of the voting power without the prior written consent of Holder; (ii) if Grantor is a partnership or joint venture, a Transfer occurs with respect to more than fifty percent (50%) of the partnership or joint venture interests in the aggregate, or any general partner or joint venturer withdraws or is removed or admitted without the prior written consent of Holder; or (iii) if Grantor is a limited liability company, a Transfer occurs with respect to more than fifty percent (50%) of the voting power or ownership interests, in either case in the aggregate, or any managing member withdraws or is removed or admitted without the prior written consent of Holder.  NOTICE - THE SECURED INDEBTEDNESS IS SUBJECT TO ACCELERATION IN THE EVENT OF A TRANSFER WHICH IS PROHIBITED UNDER THIS CLAUSE (d).

(e)           Grant of Easement, Etc.  Without the prior written consent of Holder, Grantor grants any easement or dedication, or files any plat, condominium declaration or restriction, or otherwise encumbers the Property, or seeks or permits any zoning reclassification or variance, unless such action is expressly permitted by the Loan Documents or does not affect the Property.

(f)            Abandonment.  The owner of the Property abandons any of the Property.

(g)           Default Under Other Lien.  A default or event of default occurs under any lien, security interest or assignment covering the Property or any part thereof (whether or not Holder and Lenders have consented, and without hereby implying any consent by Holder or Lenders, to any such lien, security interest or assignment not created hereunder), or the holder of any such lien, security interest or assignment declares a default or institutes foreclosure or other proceedings for the enforcement of its remedies thereunder.

(h)           Destruction.  The Property is so demolished, destroyed or damaged that in the reasonable opinion of Holder, it cannot be restored or rebuilt with available funds to a profitable condition within a reasonable period of time and in any event prior to the final maturity date of the Loan.

(i)            Condemnation.  (i) Any governmental authority requires or commences any proceeding for the demolition of any building or structure comprising a part of the Premises, or (ii) there is commenced any proceeding to condemn or otherwise take pursuant to the power of eminent domain, or a contract for sale or a conveyance in lieu of such a taking is executed which provides for the transfer of, a material portion of the Premises, including the taking (or transfer in lieu thereof) of any portion which would result in the blockage or substantial impairment of access or utility service to the Improvements or which would cause the Premises to fail to comply with any Legal Requirement.

Section 4.2             Notice and Cure.  If any provision of this Deed of Trust or any other Loan Document provides for Holder to give to Grantor any notice regarding a default or incipient default, then if Holder shall fail to give such notice to Grantor as provided, the sole and exclusive remedy of Grantor for such failure shall be to seek appropriate equitable relief to enforce the agreement to give such notice and to have any acceleration of the maturity of the Loan and the Secured Indebtedness postponed or revoked and foreclosure proceedings in connection therewith delayed or terminated pending or upon the curing of such default in the manner and during the period of time permitted by such agreement, if any, and Grantor shall have no right to damages or any other type of relief not herein specifically set out against Holder or Lenders, all of which damages or other relief are hereby waived by Grantor.  Nothing herein or in any other Loan Document shall operate or be construed to add on or make cumulative any cure or grace periods specified in any of the Loan Documents.

ARTICLE 5

Remedies

Section 5.1             Certain Remedies.  If a Default shall occur, Holder may (but shall have no obligation to) exercise any one or more of the following remedies, without notice (unless notice is required by applicable statute):

(a)           Acceleration.  Holder may at any time and from time to time declare any or all of the Secured Indebtedness immediately due and payable and such Secured Indebtedness shall thereupon be immediately due and payable, without presentment, demand, protest, notice of protest, notice of acceleration or of intention to accelerate or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrowers, which waiver is hereby acknowledged by Grantor.

(b)           Enforcement of Assignment of Rents.  Holder may take any of the actions described in Article 3 with or without taking possession of any portion of the Property or taking any action with respect to such possession.

(c)           Trustee’s Sale.

(i)            Holder may execute and deliver to Trustee written declaration of default and demand for sale and written notice of default and of election to cause all or any part of the Property to be sold, which notice Trustee shall cause to be filed for record; and after the lapse of such time as may then be required by law following the recordation of such notice of default, and notice of sale having been given as then required by law, Trustee, without demand on Borrowers or Grantor, shall sell such Property at the time and place fixed by Trustee in such notice of sale, either as a whole or in separate parcels and in such order as Holder may direct (Borrowers and Grantor each waiving any right to direct the order of sale), at public auction to the highest bidder for cash in lawful money of the United States (or cash equivalents acceptable to Trustee to the extent permitted by applicable law), payable at the time of sale.  Trustee may postpone the sale of all or any part of the Property by public announcement at the time fixed by the preceding postponement.  Trustee shall deliver to the purchaser at such sale its deed conveying the property so sold, but without any covenant or warranty, express or implied, and the recitals in such deed of any matters or facts shall be conclusive proof of the truthfulness thereof.  Any person, including Trustee, Holder or any Lender, may purchase at such sale, and any bid by Holder or any Lender may be, in whole or in part, in the form of cancellation of all or any part of the Secured Indebtedness.

(ii)           The sale by Trustee of less than the whole of the Property shall not exhaust the power of sale herein granted, and Trustee is specifically empowered to make successive sales under such power until the whole of the Property shall be sold.  In the event any sale hereunder is not completed or is defective in the opinion of Holder, such sale shall not exhaust the power of sale hereunder and Holder shall have the right to cause a subsequent sale or sales to be made hereunder.  If the proceeds of any sale of less than the whole of the Property shall be less than the aggregate of the Secured Indebtedness and the expense of executing this trust as provided herein, this Deed of Trust and the lien hereof shall remain in full force and effect as to the unsold portion of the Property just as though no sale had been made; provided, however, that neither Borrowers nor Grantor shall have any right to require the sale of less than the whole of the Property but Holder shall have the right, at its sole election, to request Trustee to sell less than the whole of the Property.

(iii)          Trustee may, after any request or direction by Holder, sell not only the real property but also the Collateral and other interests which are a part of the Property, or any part thereof, as a unit and as a part of a single sale, or may sell any part of the Property separately from the remainder of the Property.  It shall not be necessary for Trustee to have taken possession of any part of the Property or to have present or to exhibit at any sale any of the Collateral.

(iv)          After each sale, Trustee shall receive the proceeds of said sale and apply the same as herein provided.  Payment of the purchase price to Trustee shall satisfy the obligation of purchaser at such sale therefor, and such purchaser shall not be responsible for the application thereof.

(v)           Trustee or its successor or substitute may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by Trustee, including the posting of notices and the conduct of sale, but in the name and on behalf of Trustee, its successor or substitute.  If Trustee or its successor or substitute shall have given notice of sale hereunder, any successor or substitute Trustee thereafter appointed may complete the sale and the conveyance of the property pursuant thereto as if such notice had been given by the successor or substitute Trustee conducting the sale.

(d)           Uniform Commercial Code.  Without limitation of any rights of enforcement of Holder and Lenders with respect to the Collateral or any part thereof in accordance with the procedures for foreclosure of real estate, Holder may exercise its rights of enforcement with respect to the Collateral or any part thereof under the California Uniform Commercial Code, as in effect from time to time (or under the Uniform Commercial Code in force, from time to time, in any other state to the extent the same is applicable law) and in conjunction with, in addition to or in substitution for those rights and remedies:  (i) Holder may enter upon Grantor’s premises to take possession of, assemble and collect the Collateral or, to the extent and for those items of the Collateral permitted under applicable law, to render it unusable; (ii) Holder may require Grantor to assemble the Collateral and make it available at a place Holder designates which is mutually convenient to allow Holder to take possession or dispose of the Collateral; (iii) written notice mailed to Grantor as provided herein at least five (5) days prior to the date of public sale of the Collateral or prior to the date on which private sale of the Collateral will be made shall constitute reasonable notice; provided that, if Holder fails to comply with this clause (iii) in any respect, the liability of Holder and Lenders for such failure shall be limited to the liability (if any) imposed on them as a matter of law under the California Uniform Commercial Code, as in effect from time to time (or under the Uniform Commercial Code, in force from time to time, in any other state to the extent the same is applicable law); (iv) any sale made pursuant to the provisions of this clause (d) shall be deemed to have been a public sale conducted in a commercially reasonable manner if held contemporaneously with and upon the same notice as required for the sale of the Property under power of sale as provided in clause (c) above in this Section 5.1; (v) in the event of a foreclosure sale, whether made by Trustee under the terms hereof, or under judgment of a court, the Collateral and the other Property may, at the option of Holder, be sold as a whole; (vi) it shall not be necessary for Holder to take possession of the Collateral or any part thereof prior to the time that any sale pursuant to the provisions of this clause (d) is conducted and it shall not be necessary for the Collateral or any part thereof to be present at the location of such sale; (vii) with respect to application of proceeds from disposition of the Collateral under Section 5.2 hereof, the costs and expenses incident to disposition shall include the reasonable expenses of retaking, holding, preparing for sale or lease, selling, leasing and the like and the reasonable attorneys’ fees and legal expenses incurred by Holder and Lenders (including the market value of services provided by in-house counsel); (viii) any and all statements of fact or other recitals made in any bill of sale or assignment or other instrument evidencing any foreclosure sale hereunder as to nonpayment of the Secured Indebtedness or as to the occurrence of any Default, or as to Holder having declared all of such indebtedness to be due and payable, or as to notice of time, place and terms of sale and of the properties to be sold having been duly given, or as to any other act or thing having been duly done by Holder or Lenders, shall be taken as prima facie evidence of the truth of the facts so stated and recited; (ix) Holder may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by Holder, including the sending of notices and the conduct of the sale, but in the name of Holder on behalf of itself and Lenders; (x) Holder may comply with any applicable state or federal law or regulatory requirements in connection with a disposition of the Collateral, and such compliance will not be considered to affect adversely the commercial reasonableness of any sale of the Collateral; (xi) Holder may sell the Collateral without giving any warranties as to the Collateral, and may specifically disclaim all disposition warranties, including warranties relating to title, possession, quiet enjoyment and the like, and all warranties of quality, merchantability and fitness for a specific purpose, and this procedure will not be considered to affect adversely the commercial reasonableness of any sale of the Collateral; (xii) Grantor acknowledges that a private sale of the Collateral may result in less proceeds than a public sale; and (xiii) Grantor acknowledges that the Collateral may be sold at a loss to Grantor, and that in such event neither Holder nor Lenders shall have any liability or responsibility to Grantor for such loss.

(e)           Judicial Action.  Subject to any provision of the Credit Agreement regarding reference and arbitration, Holder may bring an action on behalf of itself and Lenders in any court of competent jurisdiction to foreclose this instrument or to obtain specific performance of any of the covenants or agreements of this Deed of Trust.

(f)            Entry on Property.  Holder is authorized on behalf of itself and Lenders, prior or subsequent to the institution of any foreclosure proceedings, to the fullest extent permitted by applicable law, to enter upon the Property or any part thereof, and to take possession of the Property and all books and records, and all recorded data of any kind or nature, regardless of the medium of recording, including all software, writings, plans, specifications and schematics relating thereto, and to exercise without interference from Grantor any and all rights which Grantor has with respect to the management, possession, operation, protection or preservation of the Property.  Holder shall not be deemed to have taken possession of the Property or any part thereof except upon the exercise of its right to do so, and then only to the extent evidenced by its demand and overt act specifically for such purpose.  All costs, expenses and liabilities of every character incurred by Holder and Lenders in managing, operating, maintaining, protecting or preserving the Property shall constitute a demand obligation of Grantor (which obligation Grantor hereby promises to pay) to Holder (for its own account or the account of Lenders, as applicable) pursuant to this Deed of Trust.  If necessary to obtain the possession provided for above, Holder may invoke any and all legal remedies to dispossess Grantor.  In connection with any action taken by Holder pursuant to this clause (f), neither Holder nor Lenders shall be liable for any loss sustained by Grantor resulting from any failure to let the Property or any part thereof, or from any act or omission of Holder in managing the Property unless such loss is caused by the willful misconduct and bad faith of Holder, nor shall Holder or Lenders be obligated to perform or discharge any obligation, duty or liability of Grantor arising under any lease or other agreement relating to the Property or arising under any Permitted Encumbrance or otherwise arising.  Grantor hereby assents to, ratifies and confirms any and all actions of Holder with respect to the Property taken under this clause (f).

(g)           Receiver.  Holder, on behalf of itself and Lenders, shall as a matter of right be entitled to the appointment of a receiver or receivers for all or any part of the Property, whether such receivership is incident to a proposed sale (or sales) of such property or otherwise, and without regard to the value of the Property or the solvency of any person or persons liable for the payment of the Secured Indebtedness, and Grantor does hereby irrevocably consent to the appointment of such receiver or receivers, waives notice of such appointment, of any request therefor or hearing in connection therewith, and any and all defenses to such appointment, agrees not to oppose any application therefor by Holder, and agrees that such appointment shall in no manner impair, prejudice or otherwise affect the rights of Holder and Lenders to application of Rents as provided in this Deed of Trust.  Nothing herein is to be construed to deprive Holder or Lenders of any other right, remedy or privilege they may have under the law to have a receiver appointed.  Any money advanced by Holder or Lenders in connection with any such receivership shall be a demand obligation (which obligation Grantor hereby promises to pay) owing by Grantor to Holder (for its own account or the account of Lenders, as applicable) pursuant to this Deed of Trust.

(h)           Powers of Holder.  Holder may, on behalf of itself and Lenders, either directly or through an agent or court-appointed receiver, and without regard to the adequacy of any security for the Secured Indebtedness:

(i)            enter, take possession of, manage, operate, protect, preserve and maintain, and exercise any other rights of an owner of, the Property, and use any other properties or facilities of Grantor relating to the Property, all without payment of rent or other compensation to Grantor;

(ii)           enter into such contracts and take such other action as Holder deems appropriate to complete all or any part of the Improvements or any other construction on the

Land, subject to such modifications and other changes in the Improvements or the plan of development as Holder may deem appropriate;

(iii)          make, cancel, enforce or modify leases, obtain and evict tenants, fix or modify rents and, in its own name or in the name of Grantor, otherwise conduct any business of Grantor in relation to the Property and deal with Grantor’s creditors, debtors, tenants, agents and employees and any other persons having any relationship with Grantor in relation to the Property, and amend any contracts between them, in any manner Holder may determine;

(iv)          either with or without taking possession of the Property, notify obligors on any contracts that all payments and other performance are to be made and rendered directly and exclusively to Holder, and in its own name on behalf of itself and Lenders supplement, modify, amend, renew, extend, accelerate, accept partial payments or performance on, make allowances and adjustments and issue credits with respect to, give approvals, waivers and consents under, release, settle, compromise, compound, sue for, collect or otherwise liquidate, enforce or deal with any contracts or other rights, including collection of amounts past due and unpaid (Grantor agreeing not to take any such action after the occurrence of a Default without prior written authorization from Holder);

(v)           endorse, in the name of Grantor, all checks, drafts and other evidences of payment relating to the Property, and receive, open and dispose of all mail addressed to Grantor and notify the postal authorities to change the address for delivery of such mail to such address as Holder may designate; and

(vi)          take such other action as Holder deems appropriate to protect the security of this Deed of Trust.

(i)            Other Rights and Remedies.  Holder and Lenders may exercise any and all other rights and remedies which Holder and Lenders may have under the Loan Documents, or at law or in equity or otherwise.

Section 5.2             Proceeds of Foreclosure.  The proceeds of any sale held by Trustee or Holder or any receiver or public officer in foreclosure of the liens and security interests evidenced hereby shall be applied in accordance with the requirements of applicable laws and to the extent consistent therewith, FIRST, to the payment of all necessary costs and expenses incident to such foreclosure sale, including all attorneys’ fees and legal expenses (including the market value of services provided by in-house counsel), advertising costs, auctioneer’s fees, costs of title rundowns, lien searches, trustee’s sale guaranties, foreclosure sale guaranties, litigation guaranties and/or other title policies and endorsements, inspection fees, appraisal costs, fees for professional services, environmental assessment and remediation fees, all court costs and charges of every character, and the maximum fee legally permitted, or a reasonable fee when the law provides no maximum limit, to Trustee acting under the provisions of clause (c) of Section 5.1 hereof if foreclosed by power of sale as provided in said clause (c), and to the payment of the other Secured Indebtedness, including specifically without limitation the principal, accrued interest and attorneys’ fees due and unpaid on the Loan and the amounts due and unpaid and owed to Holder and Lenders under this Deed of Trust, the order and manner of application to the items in this clause FIRST to be in Holder’s sole discretion; and SECOND, the remainder, if any, shall be paid to Grantor, or to Grantor’s representatives, successors or assigns, or such other persons (including the holder or beneficiary of any inferior lien) as may be entitled thereto by law; provided, however, that if Holder is uncertain which person or persons are so entitled, Holder, on behalf of itself and Lenders, may interplead such remainder in any court of competent jurisdiction, and the amount of any attorneys’ fees, court costs and expenses incurred in such action shall be a part of the Secured Indebtedness and shall be reimbursable (without limitation) from such remainder.

Section 5.3             Holder or Lender as Purchaser.  Holder and any Lender shall have the right to become the purchaser at any sale held by Trustee or its substitute or successor or by any receiver or public officer or at any public sale.  Holder shall have the right to credit upon the amount of Holder’s successful bid, to the extent necessary to satisfy such bid, all or any part of the Secured Indebtedness in such manner and order as Holder may elect.  Any Lender shall have the right to credit upon the amount of the Lender’s successful bid, all or any part of the Secured Indebtedness payable to the Lender in such manner and order as the Lender may elect.

Section 5.4             Remedies Cumulative.  All rights and remedies provided for herein and in any other Loan Document are cumulative of each other and of any and all other rights and remedies existing at law or in equity, and Trustee, Holder and Lenders shall, in addition to the rights and remedies provided herein or in any other Loan Document, be entitled to avail themselves of all such other rights and remedies as may now or hereafter exist at law or in equity for the collection of the Secured Indebtedness and the enforcement of the covenants herein and the foreclosure of the liens and security interests evidenced hereby, and the resort to any right or remedy provided for hereunder or under any such other Loan Document or provided for by law or in equity shall not prevent the concurrent or subsequent employment of any other appropriate right or rights or remedy or remedies.

Section 5.5             Discretion as to Security.  Holder, on behalf of itself and Lenders, may resort to any security given by this Deed of Trust or to any other security now existing or hereafter given to secure the payment of the Secured Indebtedness, in whole or in part, and in such portions and in such order as may seem best to Holder in its sole and uncontrolled discretion, and any such action shall not in anywise be considered as a waiver of any of the rights, benefits, liens or security interests evidenced by this Deed of Trust.

Section 5.6             Grantor’s Waiver of Certain Rights.  To the full extent Grantor may do so, Grantor agrees that Grantor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, extension or redemption, homestead, moratorium, reinstatement, marshaling or forbearance, and Grantor, for Grantor, Grantor’s representatives, successors and assigns, and for any and all persons ever claiming any interest in the Property, to the extent permitted by applicable law, hereby waives and releases all rights of redemption, valuation, appraisement, stay of execution and all rights to a marshaling of assets of Grantor, including the Property, or to a sale in inverse order of alienation in the event of foreclosure of the liens and/or security interests hereby created.  Grantor shall not have or assert any right under any statute or rule of law pertaining to the marshaling of assets, sale in inverse order of alienation, the exemption of homestead, the administration of estates of decedents, or other matters whatsoever to defeat, reduce or affect the right of Holder and Lenders under the terms of this Deed of Trust to a sale of the Property for the collection of the Secured Indebtedness without any prior or different resort for collection, or the right of Holder and Lenders under the terms of this Deed of Trust to the payment of the Secured Indebtedness out of the proceeds of sale of the Property in preference to every other claimant whatsoever.

Section 5.7             Delivery of Possession After Foreclosure.  In the event there is a foreclosure sale hereunder and at the time of such sale, Grantor or Grantor’s representatives, or successors as owners of the Property are occupying or using the Property, or any part thereof, each and all shall immediately become the tenant of the purchaser at such sale, which tenancy shall be a tenancy from day to day, terminable at the will of purchaser, at a reasonable rental per day based upon the value of the property occupied, such rental to be due daily to the purchaser; and to the extent permitted by applicable law, the purchaser at such sale shall, notwithstanding any language herein apparently to the contrary, have the sole option to demand immediate possession following the sale or to permit the occupants to remain as tenants at will.

ARTICLE 6

Miscellaneous

Section 6.1             Scope of Deed of Trust.  This Deed of Trust is a deed of trust with respect to that portion of the Property which is real property, a security agreement with respect to that portion of the Property which is personal property (it being agreed that, whenever possible, components of the Property shall be deemed to be real property rather than personal property), an assignment of rents and leases, a financing statement and fixture filing and a collateral assignment.  In addition to the foregoing, this Deed of Trust covers all proceeds.

Section 6.2             Effective as a Financing Statement and Fixture Filing.  This Deed of Trust shall be effective as a financing statement filed as a fixture filing with respect to all fixtures included within the Property and is to be filed for record in the real estate records of each county where any part of the Property (including said fixtures) is situated.  This Deed of Trust shall also be effective as a financing statement covering as-extracted collateral (including oil and gas), accounts and general intangibles under the California Uniform Commercial Code, as in effect from time to time, and the Uniform Commercial Code, as in effect from time to time, in any other state where the Property is situated which will be financed at the wellhead or minehead of the wells or mines located on the Property and is to be filed for record in the real estate records of each county where any part of the Property is situated.  This Deed of Trust shall also be effective as a financing statement covering any other Property and may be filed in any other appropriate filing or recording office.  The respective mailing addresses of Grantor and Administrative Agent are set forth at the end of this Deed of Trust.  A carbon, photographic or other reproduction of this Deed of Trust or of any financing statement relating to this Deed of Trust shall be sufficient as a financing statement for any of the purposes referred to in this Section 6.2.

Section 6.3             Notice to Account Debtors.  In addition to the rights granted elsewhere in this Deed of Trust, Holder may at any time notify the account debtors or obligors of any accounts, chattel paper, general intangibles, negotiable instruments or other evidences of indebtedness included in the Collateral to pay Holder directly.

Section 6.4             Waiver by Holder.  Holder may at any time and from time to time by a specific writing intended for the purpose:  (a) waive any Default without waiving any other prior or subsequent Default; (b) waive compliance by Borrowers or Grantor with any covenant herein made by Borrowers or Grantor to the extent and in the manner specified in such writing; (c) consent to Borrowers or Grantor doing any act which hereunder Borrowers or Grantor are prohibited from doing, or to Borrowers or Grantor failing to do any act which hereunder Borrowers or Grantor are required to do, to the extent and in the manner specified in such writing; (d) release any part of the Property or any interest therein from the lien and security interest of this Deed of Trust, without the joinder of Trustee; or (e) release any party liable, either directly or indirectly, for the Secured Indebtedness or for any covenant herein or in any other Loan Document without impairing or releasing the liability of any other party.  In addition to the foregoing, Holder may remedy any Default without waiving the Default remedied.  No such act shall in any way affect the rights or powers of Holder, Lenders or Trustee hereunder except to the extent specifically agreed to by Holder in such writing.  Neither failure by Holder or Lenders to exercise, nor delay by Holder or Lenders in exercising, nor discontinuance of the exercise of any right, power or remedy (including the right to accelerate the maturity of the Secured Indebtedness or any part thereof) upon or after any Default shall be construed as a waiver of such Default or as a waiver of the right to exercise any such right, power or remedy at a later date.  No single or partial exercise by Holder or Lenders of any right, power or remedy hereunder shall exhaust the same or shall preclude any other or further exercise thereof, and every such right, power or remedy hereunder may be exercised at any time and from time to time.  No waiver of any provision hereof or consent to any departure by Borrowers or Grantor therefrom shall in any event be effective unless the same shall be in writing and signed by Holder and then such waiver or consent shall be effective only in the specific instance, for the purpose for which given and to the extent therein specified.  No notice to or demand on Grantor in any case shall of itself entitle Grantor to any other or further notice or demand in similar or other circumstances.

Section 6.5             No Impairment of Security.  The lien, security interest and other security rights of Holder and Lenders hereunder or under any other Loan Document shall not be impaired by any indulgence, moratorium or release granted by Holder including any renewal, extension or modification which Holder may grant with respect to any Secured Indebtedness, or any surrender, compromise, release, renewal, extension, exchange or substitution which Holder may grant in respect of the Property, or any part thereof or any interest therein, or any release or indulgence granted to any endorser, guarantor or surety of any Secured Indebtedness.  The taking of additional security by Holder and Lenders shall not release or impair the lien, security interest or other security rights of Holder and Lenders hereunder or affect the liability of Borrowers or the Grantor or of any endorser, guarantor or surety, or improve the right of any junior lienholder in the Property (without implying hereby any consent to any junior lien by Holder or Lenders).

Section 6.6             Grantor’s Successors.  If the ownership of the Property or any part thereof becomes vested in a person other than Grantor, Holder may, on behalf of itself and Lenders, without notice to Grantor, deal with such successor or successors in interest with reference to this Deed of Trust and to the Secured Indebtedness in the same manner as with Grantor, without in any way vitiating or discharging Grantor’s liability hereunder or its liability for the payment of the Secured Indebtedness or performance of the obligations secured hereby.  No transfer of the Property, no forbearance on the part of Holder, and no extension of the time for the payment of the Secured Indebtedness given by Holder shall operate to release, discharge, modify, change or affect, in whole or in part, the liability of Grantor hereunder for the payment of the Secured Indebtedness or performance of the obligations secured hereby or the liability of any other person hereunder for the payment of the Secured Indebtedness.  Grantor agrees that it shall be bound by any modification of this Deed of Trust or any of the other Loan Documents made by Holder on behalf of itself and Lenders and any subsequent owner of the Property, with or without notice to such Grantor, and no such modifications shall impair the obligations of such Grantor under this Deed of Trust or any other Loan Document.  Nothing in this Section or elsewhere in this Deed of Trust shall be construed to imply any consent by Holder or Lenders to any transfer of the Property.

Section 6.7             Place of Payment; Forum.  All Secured Indebtedness which may be owing hereunder at any time by Borrowers or Grantor shall be payable at the place designated in the Credit Agreement (or if no such designation is made, at the address of Holder indicated at the end of this Deed of Trust).  Grantor hereby irrevocably submits generally and unconditionally for itself and in respect of its property to the non-exclusive jurisdiction of any California state court or any United States federal court sitting in the county in which the Secured Indebtedness is payable, and to the non-exclusive jurisdiction of any state or United States federal court sitting in the state in which any of the Property is located, over any suit, action or proceeding arising out of or relating to this Deed of Trust or the Secured Indebtedness.  Grantor hereby irrevocably waives, to the fullest extent permitted by law, any objection that Grantor may now or hereafter have to the laying of venue in any such court and to any claim that any such court is an inconvenient forum.  Grantor hereby agrees and consents that, in addition to any methods of service of process provided for under applicable law, all service of process in any such suit, action or proceeding in any California state court or any United States federal court sitting in the state in which the Secured Indebtedness is payable may be made by certified or registered mail, return receipt requested, directed to Grantor at its address stated at the end of this Deed of Trust or at a subsequent address of Grantor of which Holder received actual notice from Grantor in accordance with this Deed of Trust, and service so made shall be complete five (5) days after the same shall have been so mailed.  Nothing herein shall affect the right of Holder to serve process in any manner permitted by law or limit the right of Holder to bring proceedings against Grantor in any other court or jurisdiction; provided, however, that in the event of any inconsistency between the terms and conditions of this Section 6.7 and those of any provision in the Credit Agreement regarding reference and arbitration, the terms and conditions of the reference and arbitration provision of the Credit Agreement shall prevail.

Section 6.8             WAIVER OF JURY TRIAL.  WITHOUT INTENDING IN ANY WAY TO LIMIT THE PARTIES’ AGREEMENT TO SUBMIT TO JUDICIAL REFERENCE OR ARBITRATION ANY “DISPUTE” (AS DEFINED IN SECTION 1.2(a)) AS SET FORTH IN THE CREDIT AGREEMENT, GRANTOR, HOLDER AND LENDERS WAIVE TRIAL BY JURY IN RESPECT OF ANY AND ALL “DISPUTES” AND ANY ACTION ON ANY “DISPUTE.”  THIS WAIVER SHALL APPLY TO THE EXTENT ANY “DISPUTE” IS NOT SUBMITTED TO JUDICIAL REFERENCE OR ARBITRATION, OR IS DEEMED BY THE ARBITRATOR, REFEREE OR ANY COURT WITH JURISDICTION TO BE NOT REQUIRED TO BE DETERMINED BY JUDICIAL REFERENCE OR ARBITRATION, OR NOT SUSCEPTIBLE OF BEING SO DETERMINED.  THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY GRANTOR, HOLDER AND LENDERS, AND GRANTOR,

HOLDER AND LENDERS HEREBY REPRESENT THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY PERSON OR ENTITY TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THE LOAN DOCUMENTS.  GRANTOR, HOLDER AND LENDERS ARE EACH HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER OF JURY TRIAL.  GRANTOR FURTHER REPRESENTS AND WARRANTS THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS DEED OF TRUST AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

Section 6.9             Subrogation to Existing Liens; Vendor’s Lien.  To the extent that proceeds of the Loan are used to pay indebtedness secured by any outstanding lien, security interest, charge or prior encumbrance against the Property, such proceeds have been advanced by Holder and Lenders at Borrowers’ request, and Holder and Lenders shall be subrogated to any and all rights, security interests and liens owned by any owner or holder of such outstanding liens, security interests, charges or encumbrances, however remote, regardless of whether said liens, security interests, charges or encumbrances are released, and all of the same are recognized as valid and subsisting and are renewed and continued and merged herein to secure the Secured Indebtedness, but the terms and provisions of this Deed of Trust shall govern and control the manner and terms of enforcement of the liens, security interests, charges and encumbrances to which Holder and Lenders are subrogated hereunder.  It is expressly understood that, in consideration of the payment of such indebtedness by Holder and Lenders, Grantor hereby waives and releases all demands and causes of action for offsets and payments in connection with said indebtedness.  If all or any portion of the proceeds of the Loan or of any other Secured Indebtedness has been advanced for the purpose of paying the purchase price for all or a part of the Property, no vendor’s lien is waived; and Holder shall have, and is hereby granted, for the ratable benefit of itself and Lenders, a vendor’s lien on the Property as cumulative additional security for the Secured Indebtedness.  Holder, on behalf of itself and Lenders, may foreclose under this Deed of Trust or under the vendor’s lien without waiving the other or may foreclose under both.

Section 6.10           Application of Payments to Certain Indebtedness.  If any part of the Secured Indebtedness cannot be lawfully secured by this Deed of Trust or if any part of the Property cannot be lawfully subject to the lien and security interest hereof to the full extent of such indebtedness, then all payments made shall be applied on said indebtedness first in discharge of that portion thereof which is not secured by this Deed of Trust.

Section 6.11           Nature of Loan; Compliance with Usury Laws.  The Loan is being made solely for the purpose of carrying on or acquiring a business or commercial enterprise.  It is the intent of Grantor, Holder and Lenders and all other parties to the Loan Documents to conform to and contract in strict compliance with applicable usury law from time to time in effect.  All agreements among Holder, Lenders and Grantor (or any other party liable with respect to any indebtedness under the Loan Documents) are hereby limited by the provisions of this Section 6.11, which shall override and control all such agreements, whether now existing or hereafter arising.  In no event or contingency (including prepayment, default, demand for payment or acceleration of the maturity of any obligation), shall the interest taken, reserved, contracted for, charged, chargeable or received under this Deed of Trust or any other Loan Document or otherwise, exceed the maximum nonusurious amount permitted by applicable law (the “Maximum Amount”).  If from any possible construction of any document, interest would otherwise be payable in excess of the Maximum Amount, any such construction shall be subject to the provisions of this Section 6.11 and such document shall ipso facto be automatically reformed and the interest payable shall be automatically reduced to the Maximum Amount, without the necessity of execution of any amendment or new document.  If Holder and Lenders shall ever receive anything of value which is characterized as interest under applicable law and which would apart from this provision be in excess of the Maximum Amount, an amount equal to the amount which would have been excessive interest shall, without penalty, be applied to the reduction of the principal amount owing on the Secured Indebtedness in the inverse order of its maturity and not to the payment of interest, or refunded to Grantor or the other payor thereof if and to the extent such amount which would have been excessive exceeds such unpaid principal.  The right to accelerate the maturity of the Loan or any other Secured Indebtedness does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and Holder and Lenders do not intend to charge or receive any unearned interest in the event of acceleration.  All interest paid or agreed to be paid to Holder and Lenders shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full stated term (including any renewal or extension) of the Secured Indebtedness so that the amount of interest on account of such indebtedness does not exceed the Maximum Amount.  As used in this Section, the term “applicable law” shall mean the laws of the State of California or the federal laws of the United States applicable to this transaction, whichever laws allow the greater interest, as such laws now exist or may be changed or amended or come into effect in the future.

Section 6.12           Substitute Trustee.  Trustee may resign by an instrument in writing addressed to Holder or Trustee may be removed at any time with or without cause by an instrument in writing executed by Holder.  In case of the resignation, removal or disqualification of Trustee, or if for any reason Holder shall deem it desirable to appoint a substitute or successor trustee to act instead of the herein-named trustee or any substitute or successor trustee, then Holder shall have the right and is hereby authorized and empowered to appoint a successor trustee(s) or a substitute trustee(s) without any formality other than appointment and designation in writing executed by Holder and the authority hereby conferred shall extend to the appointment of other successor and substitute trustees successively until the Secured Indebtedness has been paid in full or until the Property is fully and finally sold hereunder.  If Holder is a corporation or association and such appointment is executed on its behalf by an officer of such corporation or association, such appointment shall be conclusively presumed to be executed with authority and shall be valid and sufficient without proof of any action by the board of directors or any superior officer of the corporation or association.  Upon the making of any such appointment and designation, all of the estate and title of Trustee in the Property shall vest in the named successor or substitute Trustee(s) and it shall thereupon succeed to, and shall hold, possess and execute, all of the rights, powers, privileges, immunities and duties herein conferred upon Trustee.

Section 6.13           No Liability of Trustee.  Trustee shall not be liable for any error of judgment or act done by Trustee in good faith, or be otherwise responsible or accountable under any circumstances whatsoever (including Trustee’s negligence), except for Trustee’s gross negligence or willful misconduct.  Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by it hereunder, believed by it in good faith to be genuine.  All moneys received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by law), and Trustee shall be under no liability for interest on any moneys received by it hereunder.  Grantor hereby ratifies and confirms any and all acts which the herein-named Trustee or its successor or successors, substitute or substitutes, in this trust, shall do lawfully by virtue hereof.  Grantor will reimburse Trustee for, and save Trustee harmless against, any and all liability and expenses which may be incurred by Trustee in the performance of its duties.  The foregoing indemnity shall not terminate upon discharge of the Secured Indebtedness or foreclosure, release or other termination of this Deed of Trust.

Section 6.14           Reconveyances.

(a)           Reconveyance from Deed of Trust.  If all of the Secured Indebtedness shall have been paid in full, and all of the covenants, warranties, undertakings and agreements made in this Deed of Trust shall have been kept and performed, and all obligations, if any, of Holder and Lenders for further advances shall have been terminated, then, and in that event only, all rights under this Deed of Trust shall terminate (except to the extent expressly provided herein with respect to indemnifications, representations and warranties and other rights which are to continue following the reconveyance hereof) and the Property shall become wholly clear of the liens, security interests, conveyances and assignments evidenced hereby, and the Property shall be reconveyed by Holder in due form at Grantor’s cost.  Without limitation, all provisions herein for indemnity of Holder, Lenders and/or Trustee shall survive discharge of the Secured Indebtedness and any foreclosure, reconveyance or termination of this Deed of Trust.

(b)           Partial Reconveyance; No Reconveyance in Default.  Holder may, regardless of consideration, cause the reconveyance of any part of the Property from the lien of this Deed of Trust without in any manner affecting or impairing the lien or priority of this Deed of Trust as to the remainder of the Property.  No partial reconveyance shall be sought, requested or required if any Default has occurred which has not been cured.

(c)           Reconveyance Fee.  Grantor agrees to pay fees in the maximum amounts legally permitted, or reasonable fees when the law provides no maximum limit, for Trustee’s rendering of services in connection with each partial or complete reconveyance of the Property from the lien of this Deed of Trust.

Section 6.15           Notices.  All notices, requests, consents, demands and other communications required or which any party desires to give hereunder or under any other Loan Document shall be in writing and, unless otherwise specifically provided in such other Loan Document, shall be deemed sufficiently given or furnished if delivered by personal delivery, by nationally recognized overnight courier service, or by registered or certified United States mail, postage prepaid, addressed to the party to whom directed at the addresses specified at the end of this Deed of Trust (unless changed by similar notice in writing given by the particular party whose address is to be changed) or by facsimile.  Any such notice or communication shall be deemed to have been given either at the time of personal delivery or, in the case of courier or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or, in the case of facsimile, upon receipt; provided, that service of a notice required by the California Civil Code shall be considered complete when the requirements of that statute are met.  Notwithstanding the foregoing, no notice of change of address shall be effective except upon receipt.  Any party whose address is set forth at the end of this Deed of Trust hereby requests that a copy of notice of default and notice of sale be mailed to it at that address.  If any Grantor fails to insert an address, that failure shall constitute a designation of such Grantor’s last known address as the address for such notice.  This Section shall not be construed in any way to affect or impair any waiver of notice or demand provided in any Loan Document or to require giving of notice or demand to or upon any person in any situation or for any reason.

Section 6.16           Invalidity of Certain Provisions.  A determination that any provision of this Deed of Trust is unenforceable or invalid shall not affect the enforceability or validity of any other provisions, and the determination that the application of any provision of this Deed of Trust to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

Section 6.17           Interpretation.  References to Articles, Sections and Exhibit(s) are, unless specified otherwise, references to articles, sections and exhibit(s) of this Deed of Trust.  Words of any gender shall include each other gender.  Words in the singular shall include the plural and words in the plural shall include the singular.  The words “herein,” “hereof,” “hereunder” and other similar compounds of the word “here” shall refer to this entire Deed of Trust and not to any particular Article, Section, paragraph or provision.  The words “include” and “including” shall be interpreted as if followed by the words “without limitation.”  Captions and headings in this Deed of Trust are for convenience only and shall not affect the construction of this Deed of Trust.  The term “person” and words importing persons as used in this Deed of Trust shall include firms, associations, partnerships (including limited partnerships and limited liability partnerships), joint ventures, trusts, corporations, limited liability companies and other legal entities, including public or governmental bodies, agencies or instrumentalities, as well as natural persons.

Section 6.18           Binding Effect; Grantor.  The terms, provisions, covenants and conditions hereof shall be binding upon Borrowers and Grantor and the representatives, successors and assigns of Borrowers and Grantor; provided, however, that Grantor may not assign this Deed of Trust, or assign or delegate any of its rights or obligations under this Deed of Trust, without the prior written consent of each Lender in each instance (and any attempted assignment or delegation by Grantor without such consent shall be null and void).  If any Grantor or any signatory who signs on behalf of any Grantor is a corporation, partnership or other legal entity, Grantor and any such signatory, and the person or persons signing for it, represent and warrant to Holder and Lenders that this instrument is executed, acknowledged and delivered by Grantor’s duly authorized representatives.

Section 6.19           Trustee, Holder and Lender Assigns; Covenants Running with the Land.  The terms, provisions, covenants and conditions hereof shall inure to the benefit of Trustee, Holder, any Lender and any of their successors and assigns and shall constitute covenants running with the Land.  Holder and any Lender may, from time to time, sell, transfer or assign all or a portion of its respective interest in the Secured Indebtedness and the Loan Documents, on and subject to the terms and conditions of the Credit Agreement.  In the event of any such sale, transfer or assignment, the corresponding whole or part of the rights and benefits under this Deed of Trust and the corresponding interest herein may be transferred with such Secured Indebtedness.  Except as provided in the Credit Agreement, Borrowers and Grantor waive notice of any sale, transfer or assignment of the Secured Indebtedness or any part thereof or any interest therein.  Borrowers and Grantor agree that failure by Holder, Lenders or any other party to give notice of any such sale, transfer or assignment will not affect the liability of Borrowers and Grantor hereunder.

Section 6.20           Execution; Recording.  This Deed of Trust may be executed in several counterparts, all of which counterparts together shall constitute one and the same instrument.  The date or dates reflected in the acknowledgments hereto indicate the date or dates of actual execution of this Deed of Trust, but such execution is as of the date shown on the first page hereof, and for purposes of identification and reference the date of this Deed of Trust shall be deemed to be the date reflected on the first page hereof.  Grantor will cause this Deed of Trust and all amendments and supplements thereto and substitutions therefor and all financing statements and continuation statements relating thereto to be recorded, filed, re-recorded and refiled in such manner and in such places as Trustee or Holder shall reasonably request and will pay all such recording, filing, re-recording and refiling taxes, fees and other charges.

Section 6.21           Modification or Termination.  The Loan Documents may be modified or terminated only by a written instrument or instruments intended for that purpose and executed by the party against which enforcement of the modification or termination is asserted.  Any alleged modification or termination which is not so documented shall not be effective as to any party.

Section 6.22           No Partnership, Etc.  The relationship between Grantor on the one hand and Holder and Lenders on the other is solely that of grantor and lender.  Holder and Lenders have no fiduciary or other special relationship with Grantor.  Nothing contained in the Loan Documents is intended to create any partnership, joint venture, association or special relationship between Grantor and Holder and Lenders or in any way to make Holder or any Lender a co-principal with Grantor with reference to the Property. All agreed contractual duties between or among Holder, Lenders, Grantor and Trustee are set forth herein and in the other Loan Documents, and any additional implied covenants or duties are hereby disclaimed.  Any inferences to the contrary of any of the foregoing are hereby expressly negated.

Section 6.23           Applicable Law.  THIS DEED OF TRUST, AND ITS VALIDITY, ENFORCEMENT AND INTERPRETATION SHALL BE GOVERNED BY AND CONSTRUED, INTERPRETED AND ENFORCED IN ACCORDANCE WITH AND PURSUANT TO THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES) AND APPLICABLE UNITED STATES FEDERAL LAW, EXCEPT AS OTHERWISE REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT REMEDIES PROVIDED BY THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK ARE GOVERNED BY THE LAWS OF SUCH OTHER JURISDICTION; PROVIDED, HOWEVER, THAT WITH RESPECT TO THE CREATION, PERFECTION, PRIORITY AND ENFORCEMENT OF THE

LIENS OR INTERESTS OF THIS DEED OF TRUST, THE LAWS OF CALIFORNIA SHALL APPLY.

Section 6.24           Entire Agreement.  The Loan Documents constitute the entire understanding and agreement among Borrowers, Grantor, Holder and Lenders with respect to the transactions arising hereunder in connection with the Secured Indebtedness and supersede all prior written or oral understandings and agreements among Grantor, Holder and Lenders with respect to the matters addressed in the Loan Documents.  Borrowers and Grantor hereby acknowledge that, except as incorporated in writing in the Loan Documents, there are not and were not, and no persons are or were authorized by Holder or Lenders to make, any representations, understandings, stipulations, agreements or promises, oral or written, with respect to the matters addressed in the Loan Documents.

IN WITNESS WHEREOF, Borrowers and Grantor have executed this instrument as of the date first written on page 1 hereof.

The address of Grantor is:	GRANTOR:

400 Corporate Point, Suite 525	ALTA LOS ANGELES HOSPITALS,
Culver City, California 90230	INC.

By:
Name:
Title:

The address of Borrower is:	BORROWER:

400 Corporate Point, Suite 525	PROSPECT MEDICAL HOLDINGS,
Culver City, California 90230	INC.

By:
Name:
Title:
The address of Borrower is:	BORROWER:

400 Corporate Point, Suite 525	PROSPECT MEDICAL GROUP, INC.
Culver City, California 90230
By:
Name:
Title:

The address of Administrative Agent/Holder is:

Bank of America, N.A.

800 Fifth Avenue, 32nd Floor

Mail Code WA1-501-32-37

Seattle, Washington 98104

The address of Trustee is:

PRLAP, Inc.

P.O. Box 2240

Brea, California  92822

STATE OF CALIFORNIA

COUNTY OF

On                                               , before me,                                                 , a notary public, personally appeared                                               , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

Notary Public

[Notarial Seal]

My commission expires:

STATE OF CALIFORNIA

COUNTY OF

On                                               , before me,                                                 , a notary public, personally appeared                                               , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

Notary Public

[Notarial Seal]

My commission expires:

STATE OF CALIFORNIA

COUNTY OF

On                                               , before me,                                                 , a notary public, personally appeared                                               , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

Notary Public

[Notarial Seal]

My commission expires:

EXHIBIT A

LAND

All that parcel or parcels of real property located in the City of Norwalk, County of Los Angeles, State of California, and more particularly described as follows:

The West 320 feet of that portion of the Northwest Quarter of Section 17, Township 3 South, Range 11 West, in the Rancho Los Coyotes, in the City of Norwalk, County of Los Angeles, State of California, as shown upon a map recorded in Book 41819 Pages 141, et seq., Official records, in the office of the county recorder of said county, described as follows:

Beginning at a point in the center line of Bloomfield Avenue, formerly Anaheim Street, 60 feet wide, as described in the deed to said county recorder on August 23, 1916 in Book 6283 Page 341 of Deeds, that is distant along said center line, North 0º 24’ 30” West 287.60 feet from the Easterly prolongation of the center line of Goller Avenue, as shown on the map of Tract No. 15205, as per map recorded in Book 354, Pages 11, et seq., of Maps, in the office of the county recorder of said county; thence North 89º 37’ 45” East 30 feet to the true point of beginning in the East line of said avenue; thence North 89º 37’ 45” East 630.61 feet; thence North 0º 37’ 15” West 272.60 feet to the South line of the land described in the Decree of Condemnation by the State of California, a certified copy of said decree being recorded December 28, 1950 in Book 35179 Page 201, Official Records; thence along said county line South 89º 37’ 45” West 629.60 feet to the said East line of Bloomfield Avenue; thence South 0º 24’ 30” East 272.60 feet to the true point of beginning.

Except any portion of said land included within a strip of land, 60 feet wide, the center line of said 60 foot strip of land being the West line of Section 17, Township 3 South, Range 11 West, in the Rancho Los Coyotes, as shown on map made by Charles T. Healey upon survey by him about 1870 for the Stearns Ranchos Company, as reserved for roads, railroads, and ditches in deeds from Alfred Robinson, Trustee or Stearns Ranchos Company, all said reservation, not theretofore release or conveyed, were quitclaimed to the County of Los Angeles, by the Stearns Ranchos Company, by deed dated May 17, 1918 and recorded on June 10, 1918 in Book 6678 Page 217 of Deeds.

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